UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Washington Group International, Inc.
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WASHINGTON GROUP INTERNATIONAL, INC.
720 Park Boulevard
Boise, Idaho  83712

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS—MAY 18, 2007

To the Shareholders of Washington Group International, Inc.:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders to be held at 11:00 a.m. on Friday, May 18, 2007, in the Central Plaza Auditorium of our World Headquarters, located at 720 Park Boulevard, Boise, Idaho 83712.

The purpose of the meeting is:

1.                 To elect eleven directors of the company to terms expiring at the Annual Meeting of Shareholders in 2008;

2.                 To ratify the Audit Review Committee’s appointment of Deloitte & Touche LLP as independent auditor;

3.                 To approve an amendment to the Certificate of Incorporation to allow for election of directors by  majority vote;

4.                 To consider and vote on a shareholder proposal, if properly presented at the meeting, requesting that the board of directors take steps necessary to provide for cumulative voting in the election of directors; and

5.                 To transact any other business as may properly come before the meeting.

Shareholders owning common stock at the close of business on March 21, 2007, are entitled to vote at the meeting.

Whether you plan to attend the Annual Meeting or not, please submit your vote by completing and returning the accompanying proxy in the enclosed envelope. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail.

Dated: April    , 2007

BY ORDER OF THE BOARD OF DIRECTORS
Washington Group International, Inc.
Craig G. Taylor
Secretary

Washington Group’s 2006 Summary Annual Report and annual report on Form 10-K are being mailed to shareholders and accompany this package. The Summary Annual Report and annual report on Form 10-K contain financial and other information about Washington Group, but are not incorporated into this Proxy Statement and are not a part of the proxy solicitation materials.

WASHINGTON GROUP INTERNATIONAL, INC.
720 PARK BOULEVARD
BOISE, IDAHO  83712

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2007

PROPOSALS YOU ARE ASKED TO VOTE ON

This proxy statement is furnished in connection with the solicitation of proxies by Washington Group International, Inc. (“Washington Group”) on behalf of the Board of Directors (the “Board”) for the 2007 Annual Meeting of Shareholders (the “Annual Meeting”). It summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. We first mailed the proxy statement and proxy form to shareholders on or about April    , 2007.

Item No. 1.   Election of Directors

Our directors are elected annually to serve one-year terms until the next annual meeting of shareholders or, if earlier, until their retirement, resignation or removal. In accordance with the recommendation of the Nominating and Governance Committee, the Board recommends the following eleven directors for election to the Board at the Annual Meeting for additional one-year terms:  John R. Alm, David H. Batchelder, Michael R. D’Appolonia, C. Scott Greer, Gail E. Hamilton, Stephen G. Hanks, William H. Mallender, Michael P. Monaco, Cordell Reed, Dennis R. Washington and Dennis K. Williams. Detailed information on all of these nominees is provided on pages 6 through 8 of this proxy statement. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares for that other person unless you instruct us otherwise at the meeting or on your proxy form.

The Board of Directors unanimously recommends a vote FOR each director nominee.

Item No. 2.   Approval of the Appointment of Independent Auditor

The Audit Review Committee of the Board, which is comprised entirely of independent, non-employee directors, selects and hires the independent registered public accounting firm to audit our books, subject to ratification by our shareholders. The Audit Review Committee has selected Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year beginning December 30, 2006.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, where they will have the opportunity to make a statement and answer questions. If the shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Review Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as auditor at any time during the year if the Audit Review Committee determines that such a change would be in the best interests of the company and its shareholders.

The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP as independent auditor for fiscal year 2007.

Item No. 3.   Elimination of Plurality Vote Requirement

The Board has proposed that the shareholders approve an amendment and restatement of Washington Group’s Certificate of Incorporation to eliminate the requirement for a plurality vote standard in all elections of directors. This change would enable the Board to add a provision to the company’s bylaws for a majority vote standard in uncontested elections of directors. More detailed information about the proposed amendment is provided on pages 15 and 16.

The Board of Directors unanimously recommends a vote FOR the proposal to amend and restate our Certificate of Incorporation to eliminate the requirement for a plurality standard in all elections of directors.

Item No. 4.   Shareholder Proposal

One of Washington Group’s shareholders has advised that it plans to present a proposal at the Annual Meeting to recommend that the Board take the necessary steps to provide for cumulative voting in the election of directors. More detailed information about the proposal is provided on pages 16 through 18.

The Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

Item No. 5.   Other Business

We do not know of any other matters to be presented at the Annual Meeting. Unless you indicate otherwise on your proxy form, the proxy form authorizes the proxy holders to vote your shares on any matters not known by the Board at the time this proxy statement was printed, but which may be properly presented for action at the Annual Meeting pursuant to our bylaws.

GENERAL INFORMATION

The Board asks you to appoint proxy holders to vote your shares at the Annual Meeting. You may make this appointment by signing, dating and returning the enclosed proxy form in the pre-addressed, postage-paid envelope provided.

The proxy holders will vote your shares, along with the shares of all other shareholders who return valid proxy forms, at the Annual Meeting as directed on such proxy forms. You may give your direction by marking the boxes on the proxy form that represent your choices. For those items for which you have not marked a box, the proxy holders will vote your shares as recommended by the Board.

You may also vote in person at the Annual Meeting. However, if it is not practicable for you to attend the Annual Meeting, the Board recommends that you vote by appointing the proxy holders. The Board strongly encourages you to exercise your right to vote by returning the enclosed proxy form. Prompt return of the proxy form may save us the expense of a second mailing in order to receive a quorum of shares necessary to hold the Annual Meeting.

At any time before it has been voted, you may revoke your proxy in one of the following ways:  (1) by sending a signed, written letter of revocation to the Secretary of the company, (2) by properly executing and delivering a later-dated proxy or (3) by attending the Annual Meeting and voting in person.

Voting Rights and Vote Required

At the close of business on March 21, 2007 (the “Record Date”), there were 29,056,806 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to cast one vote on all matters to be decided at the Annual Meeting.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present in order to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the shareholders attending in person and by the number of shares that shareholders have directed their proxy holders to vote. If you return a proxy form marked as abstaining from voting in all matters, the shares that it represents will be counted toward a quorum but those shares will not be voted on any matter.

There are differing vote requirements for the various proposals.

•       With regard to the election of directors, each outstanding share of common stock is entitled to cast one vote for as many separate nominees as there are directors to be elected. The nominees who receive the most votes will be elected as directors, regardless of whether any one of them receives a majority of the votes. However, consistent with our recently adopted director resignation policy, each of the nominees has submitted a conditional irrevocable letter of resignation, which will become effective if the nominee fails to receive a majority of the votes cast and the Board accepts the resignation.

•       The proposal to appoint Deloitte & Touche LLP as independent auditor and the shareholder proposal will be approved if the number of votes cast in favor of the proposals exceeds the number of votes cast against the proposals. Abstentions and broker non-votes (i.e., when a broker does not have the authority to vote on a specific issue) will not affect the voting calculation on the proposals.

•       The management proposal to amend the Certificate of Incorporation requires the vote of at least two-thirds of the outstanding shares. For this item, abstentions and broker nonvotes have the same effect as a vote against the proposal.

Tabulation and Confidential Voting

We have retained representatives of The Bank of New York (“Inspectors of Election”) to serve as independent inspectors and to supervise the voting of shares at the Annual Meeting. The Inspectors of Election will decide all questions regarding qualifications of the voters, the validity of the proxies and acceptance or rejection of votes. None of the Inspectors of Election is an officer, employee or shareholder of Washington Group. Additionally, we have retained The Bank of New York to receive, inspect and maintain the confidentiality of the proxy forms. All shareholder votes and proxy forms will be kept confidential except (1) when disclosure is mandated by law, (2) in the case of a contested election or vote of the shareholders or (3) when a shareholder expressly waives his or her right to confidential voting.

HISTORICAL INFORMATION

We were originally incorporated in Delaware on April 28, 1993, under the name Kasler Holding Company. On September 11, 1996, we purchased Morrison Knudsen Corporation and adopted its name. We later changed our name to Washington Group International, Inc. In May 2001, we filed for bankruptcy protection under the U.S. bankruptcy code, and in January 2002, emerged from bankruptcy protection as a reorganized company.

CORPORATE GOVERNANCE

We have a strong commitment to good corporate governance practices. These practices provide an important framework within which the Board and management can pursue our strategic objectives and ensure our long-term vitality for the benefit of shareholders.

The Board oversees our business pursuant to the Delaware General Corporation Law and our bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and key members of management, by reviewing materials provided to them and by participating in Board and committee meetings.

The Board held 23 meetings during 2006. Average attendance by incumbent directors at meetings of the full Board was approximately 95%. All directors attended at least 75% of the meetings of the full Board. Each director also attended at least 75% of the meetings of each of the committees on which he or she served.

The company does not have a formal policy, but encourages each of its Board members to attend the Annual Meeting. All of the directors attended the Annual Meeting in 2006.

The Board has adopted Corporate Governance Guidelines (attached as Appendix A to this Proxy Statement) and approved a Code of Business Conduct and Ethics, both of which are posted on our web site, www.wgint.com, under “Investor Relations—Corporate Governance.”  The Board regularly reviews the Corporate Governance Guidelines and the Code of Business Conduct and Ethics and makes updates as appropriate. Recently, the Board updated the Corporate Governance Guidelines to provide for a Lead Independent Director and to implement a director resignation policy. The Lead Independent Director coordinates the activities of the independent directors. The Board has adopted a Lead Independent Director Charter (attached as Appendix B to this Proxy Statement) outlining specific responsibilities of the Lead Independent Director, which also is posted on our website, www.wgint.com, under “Investor Relations—Corporate Governance.”  Under the director resignation policy, each incumbent director nominated for re-election to the Board submits a conditional irrevocable letter of resignation that will become effective if the director fails to receive a majority of votes cast at the annual meeting of shareholders and the Board subsequently accepts the resignation.

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the company’s principal offices, 720 Park Boulevard, Boise, Idaho 83712. We currently do not intend to have the Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

Under our bylaws, holders of at least a majority of our common stock may call special meetings of the shareholders by giving written notice of the place, date, time and purpose of the meeting to the shareholders, not less than ten or more than sixty calendar days before the date of the meeting.

Director Independence

The Board has applied the criteria set forth in the New York Stock Exchange listing requirements for determining whether a director is independent from management. The Board annually reviews all commercial and charitable relationships between each director, and any member of his or her immediate family, and our senior management and its independent auditor to determine whether our directors are, in fact, independent. Based on this review and in accordance with our independence criteria, the Board has determined that the following eight current directors are independent from management:  John R. Alm, Michael R. D’Appolonia, C. Scott Greer, Gail E. Hamilton, William H. Mallender, Michael P. Monaco, Cordell Reed and Dennis K. Williams.

The Board also has determined that all Board committees, except the Executive Committee, which does not regularly meet, are composed entirely of independent directors.

At each regularly scheduled meeting of the Board, our independent directors meet in executive session without members of our management or other directors.

Our retirement policy requires each director to retire by the annual meeting of shareholders immediately following his or her 75th birthday, unless the other directors specifically request that he or she continue on the Board.

Stock Ownership Guidelines

The Board believes that directors and senior executives demonstrate their commitment to and belief in our long-term profitability by holding an equity position in the company. Accordingly, the Board has adopted stock ownership guidelines that apply to all directors and specified executive officers. The stock ownership guidelines specify substantial minimum amounts of our common stock that the directors and specified executive officers should seek to acquire and maintain. Directors and executives are expected to work toward satisfying the applicable stock ownership guidelines within five years of becoming subject to the guidelines. In determining whether a particular ownership target is satisfied, we count deferred shares, shares subject to transfer restrictions, shares underlying exercisable options and shares owned without restrictions.

EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers:

Name	Position	Age	Officer Since
Stephen G. Hanks(1)	President and Chief Executive Officer	56	1996
Stephen M. Johnson(2)	Senior Executive Vice President—Business Development	55	2001
Thomas H. Zarges(3)	Senior Executive Vice President—Operations	59	1996
George H. Juetten(4)	Executive Vice President and Chief Financial Officer	59	2001
Larry L. Myers(5)	Senior Vice President—Human Resources	52	2001
Richard D. Parry(6)	Senior Vice President, General Counsel and Assistant Secretary	54	2001
Jerry K. Lemon(7)	Vice President and Controller	47	2003
Earl L. Ward(8)	Vice President and Treasurer	54	2002
Cynthia M. Stinger(9)	Vice President—Government Affairs	51	2002
Craig G. Taylor(10)	Vice President, Secretary and Associate General Counsel	50	2000

(1)          Mr. Hanks was named President of the company in April 2000. For certain biographical information regarding Mr. Hanks, see “DIRECTORS” below.

(2)          Mr. Johnson formerly served the company as Senior Vice President. Mr. Johnson is also a member of the Board of Directors of North-South American Trading Company (NSAT) of Montreal, Quebec, Canada, a member of the Board of Directors of the National Association of Manufacturers and a member of the Board of Directors of the Business Council for International Understanding (BCIU).

(3)          Mr. Zarges formerly served the company as Executive Vice President and President of Power and President and Chief Executive Officer of MK Engineering and Construction Group.

(4)          Mr. Juetten formerly served Dresser Industries, Inc. (oil field services and engineering and construction for oil and natural gas industry) as Senior Vice President and Chief Financial Officer and as Vice President and Controller.

(5)          Mr. Myers formerly served the company as Senior Vice President of Business Operations for Washington Group’s Government business unit. He also formerly served as Vice President of Human Resources for Westinghouse Savannah River Company (defense program contract services) and in a variety of senior human resource positions.

(6)          Mr. Parry formerly served the company as staff Vice President—Legal.

(7)          Mr. Lemon formerly served as Partner with KPMG LLP and Partner with Arthur Andersen LLP (both accounting and auditing services).

(8)          Mr. Ward formerly served the company as Senior Vice President—Finance and Administration of its Westinghouse Government Services Group. He also formerly served Honeywell, Inc. (aviation controls) as Controller—Space Systems.

(9)          Ms. Stinger formerly served GPU Inc. (public utility holding company) as Vice President of Government Affairs and President of the GPU Foundation.

(10) Mr. Taylor formerly practiced law, specializing in employee benefits matters, for a private law firm.

Item No. 1.   ELECTION OF DIRECTORS

Our directors are elected annually to serve a one-year term. Upon unanimous recommendation of the Nominating and Governance Committee, the Board has nominated the following individuals for these directorships. Following is information about each nominee, including biographical data for the last five years.

DIRECTORS

John R. Alm Director since 2006

Mr. Alm, 61, is the retired President and Chief Executive Officer of Coca-Cola Enterprises, Inc., a manufacturer and distributor of non-alcoholic beverages. He is also a director of Kimberly-Clark Corporation. Mr. Alm is a member of the Audit Review Committee of the company’s Board of Directors.

David H. Batchelder Director since 1993	Mr. Batchelder, 57, is a Principal of Relational Investors LLC, San Diego, California, the general partner of an active investment fund. Mr. Batchelder is also a director of The Home Depot, Inc.

Michael R. D’Appolonia Director since 2002

Mr. D’Appolonia, 58, is President and Chief Executive Officer of Kinetic Systems, Inc., a provider of process and mechanical solutions to the electronics and biopharmaceutical industries. He was formerly President and Principal of Nightingale & Associates, LLC, a global management and restructuring consulting firm. In his consulting capacity, he served as President of Reorganized Cone Mills Corporation and from October 2003 to May 2005 served as Chief Restructuring Officer of Cone Mills Corporation. During 2002 and 2003, Mr. D’Appolonia also served as President and Director of Moll Industries, Inc. Previously he served as President and Chief Executive Officer of McCulloch Corporation, Ametech, Inc., Halston Borghese, Inc. and Simmons Upholstered Furniture Inc. Mr. D’Appolonia is a director of Exide Technologies Inc. and Kinetic Systems, Inc. He is a member of the Compensation Committee and Nominating and Governance Committee of the company’s Board of Directors.

C. Scott Greer Director since 2002

Mr. Greer, 56, is a Principal of Greer and Associates, an investment firm. He formerly served as Chairman, President and Chief Executive Officer of Flowserve Corporation, a manufacturer of flow management systems. He is also a director of FMC Corporation. Mr. Greer serves on the Compensation Committee, Nominating and Governance Committee and Executive Committee of the company’s Board of Directors.

On March 24, 2005, the Securities and Exchange Commission (“SEC”) filed two settled enforcement proceedings charging Flowserve with violating Regulation FD and Section 13(a) of the Securities Exchange Act of 1934. The two proceedings arose from responses to questions about earnings guidance during private meetings between the Flowserve executives and analysts in November 2002. The SEC filed a federal lawsuit charging Flowserve with violating, and Mr. Greer with aiding and abetting Flowserve’s violations of, Regulation FD and Section 13(a). The SEC also initiated administrative proceedings in which it found that Flowserve violated the same provisions, and that Mr. Greer and Flowserve’s Director of Investor Relations were each a cause of the company’s violations. The SEC ordered that Flowserve and the executives cease and desist from committing or causing violations of Section 13(a) and Regulation FD. Without admitting or denying the SEC’s charges, Flowserve and Mr. Greer consented to the entry of a final judgment in the federal lawsuit that required Flowserve to pay a $350,000 civil penalty and Mr. Greer to pay a $50,000 civil penalty. Flowserve and the executives also consented to the issuance by the SEC of the administrative order. Mr. Greer previously reported and discussed the facts underlying the SEC’s proceedings with the Washington Group Board. The Nominating and Governance Committee considered the SEC proceedings in recommending that Mr. Greer be nominated for election to another term on the Board.

Gail E. Hamilton Director since 2005

Ms. Hamilton, 57, formerly held several positions with Symantec Corporation, a provider of information security software. During her tenure at Symantec, she served as Executive Vice President and General Manager of Global Services and Support and, prior to that, as Executive Vice President Product Delivery and Response and Senior Vice President—Enterprise Solutions Division. Ms. Hamilton is also a director of Ixia, a provider of IP network testing solutions, OpenText Corporation, a provider of enterprise content management software, and Surgient, a provider of virtualization applications. Ms. Hamilton serves on the Compensation Committee of the company’s Board of Directors.

Stephen G. Hanks Director since 2001

Mr. Hanks, 56, is President and Chief Executive Officer of the company. He formerly served as Executive Vice President, Chief Legal Officer and Secretary of the company. He is also a director of The Lincoln Electric Company. Mr. Hanks serves as Chairman of the Executive Committee of the company’s Board of Directors.

William H. Mallender Director since 2002

Mr. Mallender, 71, is the retired Chairman of the Board and Chief Executive Officer of Talley Industries, Inc., a manufacturer of industrial, commercial and aerospace products. He is a member of the Audit Review Committee and is Chairman of the Nominating and Governance Committee of the Board of Directors and serves as the company’s Lead Independent Director.

Michael P. Monaco Director since 2002

Mr. Monaco, 59, is a Senior Managing Director at Conway Del Genio Gries & Co., LLC, a provider of business and financial advisory services, including restructuring, mergers and acquisitions, and turnaround management. He previously worked as a financial advisor, providing services to Lansdowne Capital Management and I.D. Systems, Inc. He also served as Chairman and Chief Executive Officer of Accelerator, LLC, a provider of outsource services. Mr. Monaco is a director of I.D. Systems, Inc. He is currently Chairman of the Audit Review Committee of the company’s Board of Directors.

Cordell Reed Director since 2002

Mr. Reed, 69, is a retired Senior Vice President of Commonwealth Edison Company, a provider of electric services. He is also a director of Walgreen Company, LaSalle Bank Corporation, LaSalle Bank, N.A., and LaSalle Bank Midwest. Mr. Reed is currently Chairman of the Compensation Committee of the company’s Board of Directors.

Dennis R. Washington Director since 1996

Mr. Washington, 72, serves as Chairman of the company’s Board of Directors. He is also is the founder and principal shareholder of a group of companies known as the Washington Companies, Missoula, Montana. His principal business is to make, manage and hold investments in operating entities.

Dennis K. Williams Director since 2002

Mr. Williams, 61, is the retired Chairman of the Board of IDEX Corporation, a manufacturer of pump products, dispensing equipment, and other engineered products. Prior to that Mr. Williams served as Chairman, President and Chief Executive Officer of IDEX. He is also a director of Actuant Corporation, Owens-Illinois, Inc., and Ametek, Inc. Mr. Williams serves on the Audit Review Committee, the Nominating and Governance Committee and the Executive Committee of the company’s Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the eleven nominees named above.

Committees of the Board

We have four standing committees of the Board:  the Nominating and Governance Committee, the Audit Review Committee, the Compensation Committee and the Executive Committee. Annually, the committees review the charters under which they operate and decide whether to recommend changes to the Board. In March 2007, the Board approved revisions to the charters for the Nominating and Governance Committee, the Audit Review Committee and the Compensation Committee. Those revised charters are included in this Proxy Statement as Appendices C, D and E, respectively, and can also be found on our web site, www.wgint.com, under “Investor Relations—Corporate Governance—Committee Charters.”

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, determining the appropriate size and composition of the Board and its committees, monitoring a process to assess Board and committee effectiveness, developing and implementing our corporate governance guidelines and codes of conduct, being aware of corporate governance practices, preventing and dealing with potential conflicts of interest and dealing with potential business opportunities that come to the attention of individual directors. The committee operates pursuant to a written charter, which is included as Appendix C and appears on our web site, www.wgint.com, under “Investor Relations—Corporate Governance—Committee Charters.”

The Nominating and Governance Committee, which meets as often throughout the year as the Board or the committee members deem necessary, held 4 meetings in 2006. The members of the committee are Michael R. D’Appolonia, C. Scott Greer, William H. Mallender (Chair) and Dennis K. Williams.

The Nominating and Governance Committee will consider nominees for election to the Board proposed by the shareholders for the 2008 Annual Meeting of Shareholders if the following information concerning each nominee is timely submitted by means of a written notice to the Secretary of the company:  (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of our capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Securities Exchange Act of 1934, as amended, and (2) as to the shareholder proposing such nominee, that shareholder’s name and address and the class and number of shares of our capital stock the shareholder beneficially owns. To be timely, any such notice must be delivered to or mailed and received at our principal executive offices not less than 50 days nor more than 75 days before the 2008 Annual Meeting of Shareholders; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of such meeting is given or made to the shareholders, any such notice must be received not later than the close of business on the 15th day following the day on which the notice of the 2008 Annual Meeting of Shareholders is mailed or such public disclosure is made, whichever occurs first.

In evaluating potential candidates, the committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with domestic or foreign governments, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the committee has not established any specific minimum qualifications for director nominees, the committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of the company. The committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Audit Review Committee

The Audit Review Committee is responsible for selecting, evaluating, determining compensation for and, where appropriate, replacing the independent auditor. The committee also assists the Board in fulfilling its oversight responsibilities relating to our accounting, reporting and financial practices, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The committee operates pursuant to a written charter, which is included as Appendix D and also appears on our web site, www.wgint.com, under “Investor Relations—Corporate Governance—Committee Charters.”

The Audit Review Committee meets as often as the Board or the members of the committee deem necessary, but at least four times annually. The committee held 9 meetings during fiscal year 2006. The members of the committee currently are John R. Alm, William H. Mallender, Michael P. Monaco (Chair) and Dennis K. Williams. The Board has determined that all four members of the Audit Review Committee qualify (1) as independent under rules established for audit committee members by the SEC and under New York Stock Exchange listing standards and (2) as “audit committee financial experts” under the criteria established by the SEC.

Compensation Committee

The Compensation Committee recommends to the Board our executive compensation program, oversees performance-based compensation programs, establishes goals and objectives relating to performance-based compensation, verifies actual performance as it relates to established goals and objectives, annually reviews and evaluates the performance of the Chief Executive Officer, establishes compensation of our executive officers, reviews with the Board the compensation of the Chief Executive Officer and, in accordance with federal securities laws, reviews and discusses with management an annual Compensation Discussion and Analysis of executive compensation for inclusion in the proxy statement relating to our annual meeting of shareholders. The committee operates pursuant to a written charter, which is included as Appendix E and also appears on our web site, www.wgint.com, under “Investor Relations—Corporate Governance—Committee Charters.”

The Compensation Committee meets as frequently throughout the year as the Board or committee members deem necessary. The committee held 11 meetings during fiscal year 2006. The members of the committee currently are Michael R. D’Appolonia, C. Scott Greer, Gail E. Hamilton and Cordell Reed (Chair).

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent, non-employee directors. None of our independent, non-employee directors is an executive officer of a public company of which a Washington Group executive officer is a director.

Executive Committee

The Executive Committee has authority to exercise the power of the full Board in the management of our business in the intervals between meetings of the full Board. However, the committee may not (1) approve, adopt or recommend any action or matter required to be submitted to shareholders for approval, (2) adopt, amend or repeal our bylaws, or (3) take any action reserved to any other committee of the Board.

The Executive Committee considers matters as requested by our senior management. The committee may meet in person or telephonically or act by unanimous written consent, and the full Board reviews at each quarterly Board meeting any actions taken by the committee since the last quarterly full Board meeting. Any member of the committee may request that any matter or action brought before the committee be considered by the full Board. The members of this committee currently are C. Scott Greer, Stephen G. Hanks (Chair) and Dennis K. Williams. The Executive Committee held two meetings in 2006.

Director Compensation

Our chief executive officer is not paid any additional compensation for his services as a director. Compensation for non-employee directors (other than the Chairman of the Board) includes the following cash elements:

$40,000 annual retainer for serving on the Board

$15,000 annual retainer for serving as Lead Independent Director

$10,000 annual retainer for chairing Audit Review Committee or Compensation Committee

$7,000 annual retainer for chairing Nominating and Governance Committee

$1,500 for each Board or committee meeting attended in person

$1,250 for each Board or committee meeting attended by telephone

Retainers are paid in equal quarterly installments. Meeting fees are paid quarterly.

We reimburse non-employee directors for out-of-pocket expenses that they incur in connection with their duties as directors of the company. For air travel expenses for non-employee directors other than Mr. Washington, we reimburse actual costs incurred up to the value of a first class ticket for the particular flight. For Mr. Washington, we reimburse the actual cost of the use of private aircraft for air travel on company business.

Each non-employee director (other than the Chairman of the Board) also receives an annual grant of deferred stock valued at $75,000 on the date of grant, deliverable upon termination or retirement from Board service. These grants are made under our 2004 Equity Incentive Plan and vest in equal quarterly installments. In addition, the non-employee directors (other than the Chairman of the Board) may elect annually to take all or a portion of their retainer in deferred stock. Grants and elections of deferred stock are considered in determining whether directors have satisfied stock ownership guidelines.

In January 2002, the Chairman of our Board, Dennis R. Washington, was awarded options to purchase a total of 3,224,100 shares of common stock. These options were issued in three tranches, as follows:

Tranche	Underlying Shares	Exercise Price
Tranche A	1,388,900 shares	$24.00 per share
Tranche B	881,800 shares	$31.74 per share
Tranche C	953,400 shares	$33.51 per share

Each tranche of options vested in three equal increments on January 25, 2002, January 25, 2003, and January 25, 2004. The options issued under Tranche A were set to expire January 25, 2007, and the options issued under Tranches B and C were set to expire January 25, 2006. In November 2003, the Board agreed to extend the life of each tranche of Mr. Washington’s options to January 25, 2012, in return for Mr. Washington’s commitment to continue to serve as Chairman of the Board for at least three years after January 25, 2004. Mr. Washington does not receive any retainer or meeting fees for his services as Chairman or as a director for the company.

The following table shows the compensation paid to our non-employee directors for the year ended December 29, 2006:

DIRECTOR COMPENSATION
Fiscal Year 2006

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
John R. Alm	76,750	74,982	0	151,732
David H. Batchelder	67,500	74,999	0	142,499
Michael R. D’Appolonia	83,000	74,999	0	157,999
C. Scott Greer	87,250	74,999	0	162,249
Gail E. Hamilton	81,500	74,992	0	156,492
William H. Mallender	91,000	74,999	0	165,999
Michael P. Monaco	87,125	74,999	0	162,124
Cordell Reed	89,000	74,999	0	163,999
Dennis R. Washington	0	0	0	0
Dennis K. Williams	84,500	74,999	0	159,499

(1)          The fees disclosed in this column reflect amounts paid in cash in 2006.

(2)          Reflects deferred stock granted under our 2004 Equity Incentive Plan. These amounts reflect the dollar amount of the expense recognized by the company in fiscal year 2006 for financial reporting. Mr. Alm was awarded 321 shares on February 28, 2006, which vested on March 31, 2006, with a grant date fair value of $18,737, and 1,351 shares on May 19, 2006, with a grant date fair value of $74,994. Of the 1,351 shares awarded on May 19, 2006, 1,013 had vested by the end of fiscal year 2006. Messrs. Batchelder, D’Appolonia, Greer, Mallender, Monaco, Reed and Williams and Ms. Hamilton were each awarded 1,351 shares on May 19, 2006, with a grant date fair value of $74,994. Of the 1,351 shares awarded to each such director, 1,013 had vested by the end of fiscal year 2006. Of the deferred stock awards awarded to Messrs. Greer, Mallender, Monaco, Reed and Williams in fiscal year 2005, 399 shares vested to each director on March 31, 2006. Of the deferred stock awards granted to Ms. Hamilton in 2005, 338 shares vested on March 31, 2006. As of December 29, 2006, the aggregate number of shares of deferred stock held by the non-employee directors was as follows:  Mr. Alm—1,672; Mr. Batchelder—4,687; Mr. D’Appolonia—4,687; Mr. Greer—4,687; Ms. Hamilton—2,817; Mr. Mallender—4,687; Mr. Monaco—4,687; Mr. Reed—4,687; Mr. Washington—0; and Mr. Williams—4,687.

(3)          As of December 29, 2006, the aggregate number of shares subject to stock options held by the non-employee directors was as follows:  Mr. Alm—0; Mr. Batchelder—20,000; Mr. D’Appolonia—20,000; Mr. Greer—20,000; Ms. Hamilton—0; Mr. Mallender—6,500; Mr. Monaco—20,000; Mr. Reed—20,000; Mr. Washington—3,224,100; and Mr. Williams—20,000.

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee oversees the company’s financial reporting process on behalf of the Board, and is responsible for helping the Board monitor the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of both the independent auditor and the company’s own internal audit function. Management has primary responsibility to prepare the company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The auditors, both internal and independent, have responsibility to review and audit, when appropriate, those financial statements and internal controls. Based upon the audit conducted in accordance with generally accepted auditing standards, the independent auditor is responsible for expressing an opinion on the financial statements and our internal controls over financial reporting. The Audit Review Committee monitors and oversees all of these processes.

The committee has discussed with Deloitte & Touche LLP (an independent registered public accounting firm) the firm’s independence from the company and management, including the matters in the firm’s independence letter and other written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as well as those communications required by the SEC rules and regulations.

The committee has considered whether the independent auditor’s provision of non-audit services to the company is compatible with the auditor’s independence. The committee has concluded that the independent auditor is independent from the company and its management. The committee has reviewed with the Vice President—Internal Audit and the independent auditor the overall scope and specific plans for their respective audits. The committee also regularly monitors the company’s assessment of its system of internal controls, including disclosure controls, and the progress of both the internal audit function and the independent auditor in testing and assessing the company’s compliance with Section 404 of the Sarbanes-Oxley Act.

At every regularly scheduled meeting, the committee meets separately, without management present, with each of the Vice President—Internal Audit and the independent auditor to review the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s accounting and financial reporting.

The committee has met and discussed with management and the independent auditor the fair and complete presentation of the company’s audited financial statements. The committee has discussed significant accounting policies and estimates applied in the financial statements. Management has represented that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with both management and the independent auditor. Relying on the foregoing reviews and discussions, the committee recommended to the Board, and the Board approved, inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 29, 2006, for filing with the SEC. In addition, the committee has selected and the Board has ratified, subject to shareholder approval, the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2007.

For more information on the committee’s 2006 meetings, see page 10 of this proxy statement. For a copy of the committee’s charter, see Appendix D or go to the “Investor Relations—Corporate Governance—Committee Charters” section of the www.wgint.com web site.

The Audit Review Committee
Michael P. Monaco, Chairman
John R. Alm
William H. Mallender
Dennis K. Williams

Independent Auditor’s Fees

The following table summarizes the aggregate fees billed to the company by its independent auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”):

	2006	2005
Audit fees(a)	$3,312,000	$3,232,700
Audit-related fees(b)	153,100	139,300
Tax fees(c)	325,200	337,100
All other fees(d)	48,700	15,100
Total	$3,839,000	$3,724,200

(a)           Audit services in 2006 and 2005 consisted of the audit of the company’s consolidated financial statements (and attestation services related to Section 404 of the Sarbanes-Oxley Act); reviews of the company’s quarterly consolidated financial statements; and consents, statutory and regulatory audits, and other services related to SEC matters.

(b)          Audit-related services in 2006 and 2005 consisted of services related to various stand-alone audits of subsidiaries, review of prequalification reports, issuance of debt compliance letters and employee benefit plan audits.

(c)           Tax services in 2006 and 2005 consisted of assistance with federal, state and foreign compliance matters, including tax audits and appeals, preparation of expatriate individual income tax returns, tax consultation relating to the treatment of proposed and completed transactions, tax consultation relating to changes in tax rates and tax policies in certain domestic and foreign jurisdictions, and licensing of permitted tax software.

Audit and tax fees in 2006 and 2005 do not include fees of $475,100 and $446,400, respectively, for MIBRAG mbH, MIBRAG BV and THOR Treatment Technologies, LLC, all 50% equity investments.

(d)          Other services in 2006 and 2005 consisted of permitted non-audit services such as consultation on compliance with federal government contracting requirements and assistance with non-tax filings in certain foreign jurisdictions.

In considering the nature of the services provided by Deloitte Entities, the Audit Review Committee determined that such services are compatible with the provision of independent audit services. The committee discussed these services with its independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act.

Approval of Independent Auditor’s Fees.   The Audit Review Committee requires that all services the company’s independent auditor may provide to the company, including audit services and permitted audit-related and non-audit services, be pre-approved by the committee except to the extent that non-audit services are de minimus under Section 202 of the Sarbanes-Oxley Act and SEC rules relating to auditor independence. Under Section 202 of the Sarbanes-Oxley Act and the SEC rules relating to auditor independence, non-audit services are de minimus if

1.                 the aggregate amount of all such services provided does not exceed five percent of the total fees paid to the auditor in the fiscal year;

2.                 such services were not recognized by the company at the time of engagement to be non-audit services; and

3.                 such services are promptly brought to the attention of the Audit Review Committee and approved by the committee or its designee before completion of the audit.

During 2006 and 2005, no fees were approved under the de minimus exception. The Audit Review Committee pre-approved all audit and non-audit services provided by Deloitte Entities in 2006 and 2005.

Item No. 2.   RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The second proposal to be voted on at the meeting is the ratification of the appointment of Deloitte & Touche LLP as our independent auditor. The Audit Review Committee, which is composed entirely of independent non-employee directors, has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the books, records and accounts of the company and its subsidiaries for the year 2007. The Board recommends ratification of the appointment. If the shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Review Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as auditor at any time during the year if the Audit Review Committee determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor.

Item No. 3.   ELIMINATION OF REQUIREMENT FOR PLURALITY VOTING STANDARD IN DIRECTOR ELECTIONS

Article VII, Section 1 of the Washington Group Certificate of Incorporation currently requires a plurality vote standard in all elections of directors. Under a plurality standard, the eleven candidates receiving the most votes will be elected as directors regardless of whether or not they receive a majority of the votes cast.

The third proposal to be voted on at the meeting is the amendment and restatement of the company’s Certificate of Incorporation to eliminate the requirement for a plurality vote standard in director elections. The Board has unanimously approved an amendment to our Amended and Restated Certificate of Incorporation to eliminate the language requiring a plurality vote standard in director elections. A copy of the proposed Amended and Restated Certificate of Incorporation, marked to show the changes from the company’s current Amended and Restated Certificate of Incorporation, is attached to this Proxy Statement as Appendix F. If our shareholders approve this proposal, the Board plans to amend our bylaws to require that directors be elected by a majority of the votes cast in uncontested director elections.

There is a clear trend among public companies to adopt majority voting requirements for the election of directors. The election of directors is the primary means by which shareholders can influence corporate governance policies and hold management accountable for its implementation of those policies. Our Board believes that implementation of a majority vote standard will give shareholders a more meaningful means to review and express their opinions on the performance of directors each year. Our Board also believes that implementation of a majority vote standard will better enable us to meet our goal of ensuring that our corporate governance policies foster accountability to shareholders.

Because our Certificate of Incorporation currently requires a plurality vote standard in election of directors, the Board cannot adopt a bylaw to implement a majority vote standard until our Certificate of Incorporation has been amended by shareholder action. However, the Board has adopted a director resignation policy, which is immediately effective, as part of our corporate governance guidelines, which are attached to this Proxy Statement as Exhibit A. Under that policy, each incumbent director has submitted a conditional irrevocable letter of resignation, which will become effective if that director fails to get a majority of the votes cast at the annual meeting and the Board accepts the resignation.

Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of at least two-thirds of the outstanding shares of the company’s common stock. If this proposal is approved, we will file an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Board would then be able to adopt an amendment to our bylaws to implement a majority vote standard for the election of directors at the 2008 annual meeting. If the proposal is not approved, the requirement for a plurality standard in the election of directors will remain in place; however, the director resignation policy in our corporate governance guidelines also will remain in place.

The Board of Directors unanimously recommends a vote FOR the proposal to amend and restate our Certificate of Incorporation to eliminate the requirement for a plurality voting standard in the election of directors.

Item No. 4.   SHAREHOLDER PROPOSAL

Mr. George J. Schultze and Schultze Asset Management, LLC, on behalf of Schultze Master Fund, Ltd., 3000 Westchester Avenue, Purchase, NY 10577, which the company understands is the beneficial owner of 749,795 shares of Washington Group’s common stock, have advised Washington Group that they plan to p   resent the following proposal at the Annual Meeting:

Resolved:   That the shareholders of the company recommend that the Board of Directors take the necessary steps to provide for cumulative voting in the election of Directors. Cumulative voting means that each shareholder may cast the number of votes as is equal to the number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting, shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

Supporting Statement:   Cumulative voting offers the opportunity for a significant, but minority, group of shareholders to elect a director of its choice thereby safeguarding minority shareholder interests and bringing independent perspectives to board decisions. We believe that if minority shareholders elect a director, this may encourage the Board to more aggressively maximize shareholder value.

Shareholders and corporate governance advocates have increasingly advised public companies that implementing cumulative voting procedures enhances good corporate governance. This has resulted in the shareholders of a number of companies such as Bristol-Myers Squibb Co., General Motors Corp. and Verizon Communications either obtaining significant “Yes” votes for, or, in fact, adopting resolutions such as the one set forth above. Notably, cumulative voting will not impact majority rule or create a stalemate within the company as it will preserve the right of the majority shareholders to control the company. It also does not apply to shareholder votes beyond the election of directors. In addition, the fear of a hostile acquirer using the cumulative voting provision to its advantage is significantly mitigated by the fact that the company has a “poison pill” which protects the company against undervalued acquisition proposals.

Numerous metrics point to the conclusion that the company’s stock price is undervalued by 40% to 50%. We believe this demonstrates that the Board has been managing an undervalued company and could greatly increase shareholder value by implementing a stock repurchase program funded by its substantial cash-on-hand and additional credit facilities. As an example of the failure of the Board to address the concerns of minority shareholders, the company has rejected attempts by certain shareholders to have a meaningful dialogue on the issue of a stock repurchase program. Such behavior evidences the need to have an independent and creative voice on the Board; a voice that will be willing to discuss reasonable strategic options.

The shareholders of the company deserve a Board that is accountable and transparent. The implementation of a cumulative voting structure will promote both of these values and possibly provide the shareholders of the company with significant benefits.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this shareholder proposal for the following reasons:

Our current voting system was implemented in connection with our emergence from bankruptcy protection in 2002, and was approved at that time by the bankruptcy court, as well as by our shareholders. Our Board believes that the current system—in which each share is entitled to one vote for each nominee for director—is inherently fair and serves the interests of all of the company’s shareholders.

Our Board believes that cumulative voting is NOT in the best interests of the company’s shareholders because:

•       Cumulative voting would make it possible for shareholders representing a relatively small percentage of all shares to elect a director to represent their own special interests. Board candidates who are primarily focused on single-issue causes are not likely to adequately represent the interests of all shareholders. This could result in a Board of Directors that is unable to work cohesively in the interests of all shareholders because some directors advocate only the particular position of the group that elected him or her. Effective corporate governance requires a board whose members can all work together effectively without conflicts.

•       Cumulative voting allows shareholders a voice in director elections that is disproportionate to their economic investment in the company. Our Board does not believe that any minority of shareholders should be advantaged or disadvantaged compared with all other shareholders.

•       Cumulative voting also may interfere with the Nominating and Governance Committee’s ongoing efforts to develop and maintain a Board that possesses the wide range of skills, characteristics and experience necessary to best serve all shareholders’ interests.

Our Board is committed to strong corporate governance practices that assure accountability to shareholders. For example, in 2004, our Board proposed the declassification of the Board, and shareholders voted to approve that change. Accordingly, all of our directors are now elected on an annual basis.

Further, in the past year, our Nominating and Governance Committee and our full Board of Directors studied various additional alternatives relating to director elections. In March 2007, the Board approved several modifications to our corporate governance guidelines as a result of that review. As modified, the guidelines state that if the Chairman of the Board is not an independent director, the Board must designate a Lead Independent Director who will be responsible for coordinating the activities of the other independent directors and performing various other duties. Further, the guidelines now include a director resignation policy, under which an incumbent director will resign from the Board if he or she does not receive a majority of the votes cast for his or her election in an uncontested election of directors.

Our Board also has recommended that shareholders approve a proposed amendment to the company’s Certificate of Incorporation to delete the requirement that directors be elected by a plurality vote. If shareholders approve that amendment, the Board expects to adopt an amendment to the company’s bylaws to require a majority voting standard for the election of directors in most circumstances.

Other corporate governance measures also ensure that the Board has perspectives independent of management. Our corporate governance guidelines and stock exchange requirements require that our Board be comprised of a majority of independent directors. Currently, 8 of our 11 directors meet those independence standards. In addition, the Nominating and Governance Committee, which is responsible for identifying and recommending qualified individuals as director nominees, consists solely of independent directors. This assures that the Board will continue to exercise independent judgment and remain accountable to all shareholders, rather than to a particular group of shareholders.

The Board also notes that the statement supporting the shareholder proposal incorrectly states that the company has a “poison pill” that protects it against undervalued acquisition proposals. In fact, the company has not had a rights plan in place since 2005. Further, the statement supporting the shareholder proposal implies that the Board has refused to consider the implementation of a stock repurchase program, which also is untrue. Over the last two years, the Board has authorized up to $275 million in stock repurchases by the company. To date, the company has repurchased approximately $175 million in shares of its common stock under that authorization.

Our Board of Directors unanimously recommends a vote AGAINST the shareholder proposal for cumulative voting in the election of directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Cordell Reed, Chairman
Michael R. D’Appolonia
Gail E. Hamilton
C. Scott Greer

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and monitoring adherence to the company’s compensation philosophy. The Committee seeks to ensure that the total compensation paid to executives is reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other executives.

Throughout this proxy statement, the individuals who served as the company’s Chief Executive Officer and Chief Financial Officer during 2006, and the other individuals included in the Summary Compensation Table on page 30, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The company has developed a comprehensive business strategy that emphasizes employee development, operational excellence and superior financial performance, with the ultimate objective of improving shareholder value. The Committee believes that an effective executive compensation program should encourage and reward the achievement of specific annual, long-term and strategic goals that further this comprehensive strategy, and should align executives’ interests with those of the shareholders. To that end, the Committee adheres to the following compensation policies:

•       Executives’ total compensation programs should establish a strong correlation between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and business unit performance goals. The greater an executive’s level of responsibility and ability to impact financial performance, the greater the percentage of the executive’s total compensation that should be at-risk.

•       A significant amount of pay for executives should be comprised of long-term, at-risk incentives to focus management on the long-term interests of shareholders. The greater an executive’s level of responsibility for and ability to influence the company’s strategic growth and long-term financial performance, the greater the percentage of the executive’s total compensation that should come from long-term incentives.

•       Executives should be encouraged to hold an equity position in the company to align their interests with those of the shareholders and to demonstrate their commitment to building profitability.

•       Total compensation opportunities should enhance the company’s ability to attract, retain and develop knowledgeable and experienced executives upon whom, in large part, the success of the company depends.

In accord with these policies, the Committee believes compensation packages provided to the company’s executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

Each year, executive officers make recommendations for base salary increases, short-term incentive targets and long-term incentive award levels for employees who report directly to them, within budget and performance guidelines provided by the corporate human resources department. Those recommendations are collected and reviewed by the Chief Executive Officer, who confers with other senior executives to ensure that the individual performance and contribution of each executive relative to other executives is considered in the process. After any adjustments, the recommendations (including recommendations for the named executive officers other than the Chief Executive Officer) are presented to the Committee. The Committee makes the final decisions concerning the compensation of executive officers.

The executive officers do not have a role in establishing the compensation of the Chief Executive Officer. The Committee oversees an annual review of the Chief Executive Officer’s performance by the Board, and determines the Chief Executive Officer’s compensation in consultation with the Committee’s independent consultant and the Board.

Setting Executive Compensation

Annually, the Committee reviews individual worksheets for each named executive officer. Those worksheets detail the total direct compensation (base salary, short-term incentives and long-term incentives) for the executive for that year and compare that information to the direct compensation information for the most comparable position in the external marketplace, based on information from industry specific studies and broader based market analyses. The worksheets also summarize the mix of the various components of compensation for each executive in comparison with the average mix of components of compensation for the most comparable position.

The comparative data used in the analysis described above comes from two industry specific studies and three broader based executive compensation studies. For 2006, the primary industry specific resource was a custom study conducted by Pearl Meyer & Partners. The secondary source for industry specific data was a general engineering and construction compensation analysis conducted by Analytical Consulting Company. The companies participating in these studies include those industry peers against which the Committee believes Washington Group competes for executive talent and for shareholder investment. The peer group includes:

Bechtel Group, Inc.	Jacobs Engineering Group Inc.
Black & Veatch Corporation	Kellogg Brown & Root, Inc.
CH2M Hill Companies	Parsons Brinckerhoff Inc.
Chicago Bridge & Iron Company	Parsons Corporation
Fluor Corporation	Peter Kiewit Sons’, Inc.
Granite Construction Incorporated

The broader based studies include (1) the Hewitt Associates Executive Total Compensation Measurement Database, (2) the Towers Perrin Executive Compensation Custom Analysis and (3) the Watson Wyatt Executive Compensation Survey.

Because of the large variance in size among the companies participating in the studies, regression analysis is used to adjust the compensation data for differences in company revenues. The adjusted values are used as the basis of comparison of compensation between the company and the marketplace. The company and the Committee re-evaluate the entire executive compensation structure at least every three years.

To assist in the process of setting executive compensation, the Committee has engaged an outside consulting firm to evaluate and analyze its total compensation program for executives, including the named executive officers. For 2006, the consulting firm was Watson Wyatt. In 2007, the consulting firm is Buck Consultants. The consulting firm reviews the external market data, provides an outside perspective on the recommendations made by the company’s management for executives other than the Chief Executive Officer and provides recommendations for the Committee to consider when making compensation decisions for the Chief Executive Officer.

A significant percentage of total compensation for named executive officers is allocated to incentives as a result of the philosophy mentioned above. The Committee has structured the company’s annual and long-term incentive-based compensation to motivate executives to achieve the business goals set by the company and reward the executives for achieving those goals. The Committee strives to set performance goals at levels that are achievable but challenging.

Stock Ownership Guidelines

The company’s stock ownership guidelines require that certain executives (6 individuals) own shares of the company’s stock, the value of which is a multiple of base salary. For the four named executive officers subject to the stock ownership guidelines, the guidelines are as follows:

Name	Multiple of Base Salary
Stephen G. Hanks	3.0
George H. Juetten	2.0
Stephen M. Johnson	2.5
Thomas H. Zarges	2.5

Stock ownership guidelines were adopted to encourage executives to demonstrate their commitment to and belief in the long-term profitability of the company. They also increase the alignment of interests between executives and shareholders by encouraging executives to act as equity owners of the company. Deferred stock, restricted stock, shares underlying exercisable options and shares held without restrictions are considered owned for purposes of the guidelines. The Committee reviews compliance with the guidelines regularly. All of the executives identified above are in compliance with the stock ownership guidelines.

2006 Executive Compensation Components

For the fiscal year ended December 29, 2006, the principal components of compensation for named executive officers were:

•       base salary;

•       annual short-term incentive compensation;

•       long-term incentive compensation;

•       retirement and other benefits; and

•       perquisites and other personal benefits.

Base Salary

The company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Each executive position is assigned a salary grade based upon market data and an assessment of the internal value of the executive position. Broad ranges of potential salary are assigned to each salary grade, and seven “position-in-range” points are identified within each salary grade. Each position-in-range point is assigned a representative base salary amount within the range. Annually, each named executive officer is assigned to a position-in-range that best matches his or her level of experience, expertise and demonstrated performance in the position.

In the fourth quarter of each year, the Committee reviews and approves an aggregate budget for merit increases for the company’s salaried employees for the coming fiscal year. The review of base salaries for individual employees takes place in the quarter following approval of the aggregate budget. Adjustments to base salary levels may also be considered upon a promotion or other change in job responsibility.

During the review of base salaries for named executive officers, the Chief Executive Officer and the Committee primarily consider:

•       salary grade ranges and relative position in range;

•       individual performance of the executive;

•       internal review of the executive’s compensation, both individually and relative to other executives;

•       external market data for the individual position; and

•       the value of base salary relative to other components of compensation available to the executive officer.

Short-Term Incentives

The Washington Group International Short-Term Incentive Plan (“STIP”) was approved by the company’s shareholders at the 2003 Annual Meeting of Shareholders. The STIP is designed to provide annual cash incentive awards to promote high performance and achievement of quantifiable corporate and business unit goals. The Committee sets various target incentive levels, taking into account the executive’s level of responsibility, the comparative incentive compensation data for that executive from compensation surveys and the value of short-term incentive compensation relative to the other components of compensation available to the executive. These targets range from 100% of base salary to 120% of base salary for the company’s named executive officers.

Each year, the Committee selects from a group of performance measures outlined in the STIP a set of corporate and business unit performance measures that will be used to determine success for incentive purposes. For fiscal 2006, 50% of each STIP award for named executive officers functioning at the corporate level was based on achievement of the corporate goal for after-tax profit and 50% was based on achievement of the corporate goal for return on invested capital. For named executive officers functioning at the business unit level, 35% of the STIP award was based on achievement of the corporate goal for after-tax profit, 35% was based on achievement of the corporate goal for return on invested capital, 10% was based on achievement of the business unit goal for new work margin, 10% was based on achievement of the business unit goal for operating earnings and 10% was based on achievement of the business unit goal for return on capital employed.

In the first quarter of each year, the Committee sets corporate and business unit financial goals. Payment of awards under the STIP is based upon the achievement of the financial goals for the current year.

For financial goals other than return on invested capital and return on capital employed, the Committee sets minimum, midpoint and maximum levels for each component. Participating executives receive no payment for the portion of the STIP award that relates to a particular financial goal unless the company or the business unit achieves the minimum performance level for that goal. If the company or the business unit achieves or exceeds the minimum performance level, payment for the portion of the STIP award related to the particular financial goal will range from 25% to 150% of the target award opportunity for that goal, with a 100% payment corresponding to the midpoint performance. Participants cannot receive payments exceeding 150% of the target award opportunity.

Before 2006, the Committee set goals for return on invested capital and return on capital employed in the same manner as the other financial measures—with minimum, midpoint and maximum levels. Generally, the midpoint level corresponded to the company’s weighted average cost of capital. Beginning in 2006, the Committee determined that no payment should be made with respect to those financial measures if the company’s return on invested capital did not equal or exceed its weighted average cost of capital. Accordingly, the Committee set only two levels of performance for the return on invested capital and return on capital employed goals:  a minimum level, which corresponds to the company’s weighted average cost of capital (the “midpoint” level in prior years), and a maximum level. Participants receive no payment for the portion of the STIP award that relates to return on invested capital or return on capital employed unless the company or the business unit achieves the minimum performance level for that goal. If the company or the business unit achieves or exceeds the minimum performance level, payment for the portion of the STIP award related to the particular financial goal will range from 100% to 150% of the target award opportunity for that goal.

Upon completion of the fiscal year, the Committee assesses the actual performance of the company and its business units for each financial goal, relative to the pre-determined goals, and approves the actual STIP award amounts that are calculated based upon the actual performance relative to the goals. The Committee retains the discretion to reduce the amount of the calculated award for any reason the Committee deems appropriate. In March 2007, the Committee exercised its discretion to reduce the STIP awards to executive officers calculated for performance in 2006 because the Committee thought that the STIP awards should not reflect any incentive compensation for the portion of the company’s net after-tax income attributable to certain tax benefits.

On occasion, the company may pay a signing bonus to a newly hired executive if the Committee determines that such an incentive is necessary and appropriate to attract the caliber of executive needed to accomplish the company’s mission.

Each of the named executive officers for the fiscal year ended December 29, 2006, received the following payments in March 2006 under the STIP for fiscal 2005 performance:

Name	2005 STIP Award
Stephen G. Hanks	$1,344,960
George H. Juetten	$630,450
Stephen M. Johnson	$714,500
Thomas H. Zarges	$714,500
Louis E. Pardi	$460,484

Awards paid to named executive officers under the STIP on March 30, 2007, for performance in 2006 are included in the amounts reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 30, and the specific amounts are indicated in the footnote to that column.

Long-Term Incentives

The company’s Long-Term Incentive Program (“LTIP”) is designed to provide long-term cash and stock-based incentives to executives to work to increase shareholder value. The Committee believes that the program encourages executives to maintain a long-term perspective by linking a substantial portion of their compensation to shareholder returns and the company’s long-term growth and profitability. The program also provides opportunities for those executives subject to stock ownership guidelines to obtain stock needed to satisfy these guidelines.

The Committee implements the LTIP primarily through the award of  stock options, restricted stock and performance units under the company’s Equity and Performance Incentive Plan and its 2004 Equity Incentive Plan, both of which were approved by the company’s shareholders. The Committee also has authorized executives subject to stock ownership guidelines to elect to convert cash payouts of performance units to deferred stock issued under the plans to the extent necessary to satisfy the applicable stock ownership guideline. The Equity and Performance Incentive Plan and the 2004 Equity Incentive Plan also authorize the grant of stock appreciation rights and performance shares to executives. None of these types of awards has been granted to executives. The Committee uses vesting periods in connection with LTIP awards as a retention incentive to encourage participating executives to continue in the company’s employ.

Annually, the Committee reviews and approves a set of grant value guidelines for LTIP awards for each executive grade. The guidelines provide a range for long-term incentive awards for each grade. In evaluating the guidelines, the Committee considers the 12-month average price of the company’s stock, compensation surveys of comparative data from other publicly traded companies concerning long-term incentive compensation, the value of other components of compensation available to the executive officer, plan limitations on the value of cash-based awards that may be granted to any individual in any one year and the percentage of total compensation the Committee believes should be represented by long-term incentives. The Committee does not assign specific weights to these items. The grant value guidelines for LTIP awards to named executive officers other than the Chief Executive Officer in 2006 recommended that approximately 50% of the value be in cash-based awards (performance units) and approximately 50% of the value be in stock-based awards. The guidelines for awards to the Chief Executive Officer in 2006 recommended that approximately 30% of the value be in cash-based awards and approximately 70% of the value be in stock-based awards. The guidelines also recommended that the value of the stock-based awards be split evenly between stock options and restricted stock.

To determine the size and composition of an LTIP award for an individual executive, the Committee reviews the grant value guidelines discussed above, the performance of the executive, prior LTIP awards to the executive and the dilutive impact of the award on the company’s shareholders.

Stock Options

Stock options awarded under the LTIP permit individual executives to purchase a specified number of shares of the company’s common stock for a price not less than the market value per share of the stock on the date of the award. All annual awards of stock options are made at the closing price of the company’s stock on the date the award is approved. Annual awards of stock options are made at the Committee’s regularly scheduled meeting in the first quarter of the year. Grants of stock options to newly hired or newly promoted executives may be made prospectively effective as of the date of hire or promotion. No stock option awards are made retroactively effective. The exercise price may not be changed without the consent of the company’s shareholders. The Committee has discretion to determine when the options become exercisable. Generally, the options become exercisable in equal installments over three years and expire after ten years. All options become immediately exercisable upon a change in control of the company. Vesting ceases upon termination of employment, and any options not yet exercisable are forfeited. Exercise rights for vested options granted after 2002 cease ninety days after termination of employment except in the case of death, disability or retirement, where the exercise rights cease one year after termination of employment. Exercise rights for vested options granted in 2002 cease only upon expiration of the option term. Before the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Restricted Stock

In 2005, the Committee decided to adjust the mix of stock-based awards under the LTIP by beginning to award shares of restricted stock and reducing the number of stock options awarded. Because restricted stock is valued at the full price of the company’s common stock, in contrast to stock options that deliver value only when the value of the company’s stock increases, fewer restricted shares than options are needed to deliver equivalent compensation values. Therefore, the use of restricted stock helps to reduce the dilutive impact of stock-based awards on the company’s shareholders while continuing to link the executives’ interests to the long-term performance of the company’s stock. Generally, shares of restricted stock awarded under the LTIP vest at the end of three years if the executive is still employed by the company. The restricted stock will vest immediately upon a change in control of the company. During the vesting period, the shares are subject to a substantial risk of forfeiture and may not be transferred by the recipient. When the restrictions lapse, the stock becomes freely tradable. Restricted stock not vested upon termination of employment is forfeited except in the case of death, disability or retirement, where the recipient receives a pro-rata number of shares of restricted stock. The restricted stock does carry voting rights and the right to participate in dividends or dividend equivalents, if any, although any dividends or dividend equivalents paid before the restricted stock vests will be subject to the same vesting requirements and risk of forfeiture as the restricted stock itself.

Annual awards of restricted stock are made at the Committee’s regularly scheduled meeting in the first quarter of the year. Grants of restricted stock to newly hired or newly promoted executives may be made prospectively effective as of the date of hire or promotion.

Performance Units

The Committee uses awards of performance units to implement the cash component of the LTIP. When awarded, each performance unit has a potential future value ranging from $0 to $20. The ultimate value of the performance units is determined by the company’s performance over a three-year performance period in comparison to predetermined corporate financial goals. Those goals may be based upon one or more performance measures outlined in the Equity and Performance Incentive Plan. For performance units awarded to date, 50% of the value is based on earnings per share over the performance period and 50% of the value is based on return on invested capital over the performance period.

The Committee awards performance units in the first quarter of each year. (Grants of performance units to newly hired or newly promoted executives may be made prospectively effective as of the date of hire or promotion.)  At the same time, the Committee sets minimum, midpoint and maximum levels for the earnings per share goal for each year of the performance period and minimum and maximum levels for the return on invested capital goal for each year of the performance period. (For performance units awarded before 2006, the Committee set minimum, midpoint and maximum levels for both the earnings per share goal and the return on invested capital goal for each year.)  Upon completion of each fiscal year in the performance period, the Committee assesses the performance of the company for each financial goal, measuring the actual fiscal year results as a percentage of the pre-determined levels for each goal. At the end of the performance period, the average of the performance percentages for each goal is calculated to determine the level of performance for the entire performance period. For each performance unit awarded in 2004 and 2005, potential values are illustrated in the following chart:

	EPS
ROIC	3-Year Performance vs. Goal
3-Year	<75%	75%	80%	85%	90%	95%	100%	105%	110%	115%	120%	>125%
Performance vs.
Target
>125%	$0	$10	$11	$12	$13	$14	$15	$16	$17	$18	$19	$20
120%	$0	$9	$10	$11	$12	$13	$14	$15	$16	$17	$18	$19
115%	$0	$8	$9	$10	$11	$12	$13	$14	$15	$16	$17	$18
110%	$0	$7	$8	$9	$10	$11	$12	$13	$14	$15	$16	$17
105%	$0	$6	$7	$8	$9	$10	$11	$12	$13	$14	$15	$16
100%	$0	$5	$6	$7	$8	$9	$10	$11	$12	$13	$14	$15
95%	$0	$4	$5	$6	$7	$8	$9	$10	$11	$12	$13	$14
90%	$0	$3	$4	$5	$6	$7	$8	$9	$10	$11	$12	$13
85%	$0	$2	$3	$4	$5	$6	$7	$8	$9	$10	$11	$12
80%	$0	$1	$2	$3	$4	$5	$6	$7	$8	$9	$10	$11
75%	$0	$0	$1	$2	$3	$4	$5	$6	$7	$8	$9	$10
<75%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

For each performance unit awarded in 2006, potential values are illustrated in the following chart:

	EPS
ROIC	3-Year Performance vs. Goal
3-Year	<75%	75%	80%	85%	90%	95%	100%	105%	110%	115%	120%	>125%
Performance vs.
Target Goal
>125%	$0	$10	$11	$12	$13	$14	$15	$16	$17	$18	$19	$20
120%	$0	$9	$10	$11	$12	$13	$14	$15	$16	$17	$18	$19
115%	$0	$8	$9	$10	$11	$12	$13	$14	$15	$16	$17	$18
110%	$0	$7	$8	$9	$10	$11	$12	$13	$14	$15	$16	$17
105%	$0	$6	$7	$8	$9	$10	$11	$12	$13	$14	$15	$16
100%	$0	$5	$6	$7	$8	$9	$10	$11	$12	$13	$14	$15
95%	$0	$0	$1	$2	$3	$4	$5	$6	$7	$8	$9	$10
90%	$0	$0	$1	$2	$3	$4	$5	$6	$7	$8	$9	$10
85%	$0	$0	$1	$2	$3	$4	$5	$6	$7	$8	$9	$10
80%	$0	$0	$1	$2	$3	$4	$5	$6	$7	$8	$9	$10
75%	$0	$0	$1	$2	$3	$4	$5	$6	$7	$8	$9	$10
<75%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Following the end of each three-year period, the value of mature performance units generally is paid in cash. Executives subject to stock ownership guidelines may elect to be paid in deferred stock to the extent necessary to satisfy those guidelines. Awards are payable at the beginning of the fourth year, provided the threshold performance metrics are achieved. Performance units are forfeited if a recipient terminates employment before their value is paid, except in the case of death, disability or retirement, where the recipient receives a portion of the value of the performance units prorated for the length of time in the performance period the recipient remained employed by the company. Upon a change in control of the company, the performance period for any unpaid performance units will end immediately, and the value of each performance unit, which will become immediately payable, will be the greater of $10 or the value under the regular formula based upon the company’s performance over the shortened performance period.

Retirement and Other Benefits

A majority of the company’s salaried employees in the United States are eligible to participate in the Washington Group International 401(k) Retirement Savings Plan (the “Savings Plan”). The company previously terminated defined benefit pension plans that it sponsored for salaried employees generally.

Retirement Plans

The company previously sponsored the Morrison Knudsen Corporation Retirement Plan of 1970 (the “1970 Retirement Plan”) and the Morrison Knudsen Corporation Retirement Plan of 1988 (the “1988 Retirement Plan”), which provided payments to retired participants. The company terminated the 1970 Retirement Plan on December 12, 1987, and terminated the 1988 Retirement Plan on October 31, 1997, and purchased group annuity contracts to pay the benefits accrued under those plans as of the dates of termination. The company’s Chief Executive Officer had accrued benefits under those retirement plans when they were terminated, and, therefore, is entitled to pension benefits under the terms of the group annuity contracts. Assuming a five-year certain and life annuity upon normal retirement, Mr. Hanks’ total annual benefit at age 65 would be $7,142. For purposes of this benefit, Mr. Hanks has 12 years of credited service with the company.

Service Recognition Payment

When benefits under the 1988 Retirement Plan were frozen at the end of 1991, the company implemented a “Service Recognition Plan” to give employees who had made mandatory contributions to the company’s defined benefit plans an opportunity to enhance their retirement savings. Participants in the Service Recognition Plan receive annual cash payments, the amount of which is based upon years of membership in the company’s defined benefit plans. Mr. Hanks is the only named executive officer eligible to receive payments under the Service Recognition Plan. Based upon his 12 years of credited service under the defined benefit plans, Mr. Hanks receives annual payments of 0.5% of his base salary and short-term incentive award. In 2006, that amount was $11,048, and is included in the All Other Compensation column of the Summary Compensation Table on page 30.

Savings Plan

The Savings Plan is a tax-qualified retirement savings plan pursuant to which most U.S. based salaried employees, including the named executive officers, are able to contribute the lesser of up to 25% of their annual salary and short-term incentive payment or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. The company will match 100% of the first 6% of pay that is contributed to the Savings Plan. Employee deferrals into the Savings Plan are fully vested upon contribution. Matching contributions vest at the rate of 20% per year during a participant’s first five years of employment.

Executive Deferred Compensation

The named executive officers and certain other executives are eligible to participate in the Voluntary Deferred Compensation Plan and the Restoration Plan. Certain named executive officers also may elect to convert some or all of their performance unit payments to deferred stock.

Voluntary Deferred Compensation Plan

Employees eligible to participate in the Voluntary Deferred Compensation Plan can defer up to 50% of base salary and/or up to 100% of short-term incentive payments. Amounts so deferred are held by the company as part of its general assets, and are not secured. The company sets up bookkeeping accounts to which deferrals are credited. The company also credits interest to the accounts at the Moody’s average corporate bond rate for August of the prior year, credited monthly and compounded daily. For 2006, the interest rate was 5.49%. The amount in a participant’s deferred compensation account is 100% vested and is payable following the participant’s termination of employment. Participants elect in advance to receive payments in a lump sum or in installments over five, ten or fifteen years.

Restoration Plan

The Restoration Plan is designed to allow eligible executives to receive the portion of the company matching contribution that most employees receive under the Savings Plan but that some executives do not receive because of limits on the type and amount of compensation that are considered for purposes of the match. To receive a benefit under the Restoration Plan, an eligible executive must contribute to the Savings Plan an amount of compensation sufficient to receive the maximum company match. The company credits to the participant’s Restoration Plan account any amounts that it would otherwise have contributed to the Savings Plan matching account if matching contributions were not limited under that plan. Restoration Plan accounts are part of the company’s general assets, and are not secured. The company credits interest to the Restoration Plan accounts at the same rate of interest used for Voluntary Deferred Compensation Plan accounts, credited monthly and compounded daily. Restoration Plan accounts are 100% vested and are payable following the participant’s termination of employment. Participants elect in advance to receive payments in a lump sum or in installments over five, ten or fifteen years.

Performance Units Payouts Converted to Deferred Stock

Executives subject to stock ownership guidelines, which include four of the named executive officers, may elect to receive all or a portion of performance units payouts in the form of deferred stock, to the extent necessary to satisfy the guidelines. The election is voluntary and must be made in advance of the time for payment of the performance units. If an executive has made such an election, on the date the value of the performance units otherwise would be paid in cash, the portion the executive has elected to defer is converted into deferred shares, the number of which is based upon the price of the company’s stock on that date. After the executive terminates employment, the shares of deferred stock are distributed in a single distribution.

Severance Arrangements

During 2006, the named executive officers participated in a broad based severance pay plan that provides severance payments to employees who have at least five years of service with the company, who are involuntarily terminated due to a reduction in work force or a completion of assignment and who do not have individual agreements relating to involuntary terminations. The amount of the benefit is calculated as a portion of base pay determined by the employee’s years of service with the company as set forth in the following table:

Years of Service	Severance Pay
5 to less than 10	one week
10 but less than 15	two weeks
15 but less than 20	three weeks
20 or more	four weeks plus three days per year over 20

Benefits are paid as a lump sum cash payment as soon as practical after the employee’s termination date.

The company has entered into Change in Control Severance Agreements with certain key employees, including the named executive officers. The Change in Control Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Change in Control” on pages 39 and 40.

In March 2007, the Committee authorized the company to amend the Change in Control Severance Agreements for the named executive officers to include severance benefits for involuntary terminations independent of a change in control of the company. When the agreements have been amended, the amount of the benefit will be equal to the sum of the executive’s annual base salary plus target short-term incentive award.

Perquisites and Other Personal Benefits

The company provides named executive officers with perquisites and other personal benefits that the company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the company to attract and retain high caliber employees for key positions. The Committee regularly reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided access to financial planning assistance, annual executive physical examinations, and dinner and country club memberships for business entertaining purposes.

In 2005, the company entered into separate life insurance agreements with two of the named executive officers, Mr. Hanks and Mr. Zarges. These life insurance agreements replaced a split-dollar life insurance program that the company discontinued at the end of 2004. Under the life insurance agreements, the company annually pays Mr. Hanks and Mr. Zarges an after-tax amount sufficient to pay premiums on individually owned life insurance policies with death benefits of $1,600,000 for Mr. Hanks  and $984,370 for Mr. Zarges before retirement and 100% of their respective final annual base salaries after retirement. The company’s obligation to pay these amounts will cease on the occurrence of specified events, including termination of the executive’s employment with the company. However, upon a qualifying retirement, the company would make a final payment sufficient to fund the premiums needed to maintain the policy throughout retirement.

The company also provides supplemental disability coverage to Mr. Hanks and Mr. Zarges. This benefit was part of a discontinued supplemental disability program that was available to certain executives of the company in the 1990s. It has been grandfathered for Mr. Hanks and Mr. Zarges. Under the arrangement, the company pays Mr. Hanks and Mr. Zarges an after-tax amount sufficient to pay premiums on disability insurance policies that provide disability payments in addition to the standard disability coverage provided by the company. The supplemental coverage would provide monthly benefits of $24,010 and $15,020 for Mr. Hanks and Mr. Zarges, respectively, if they were to become disabled.

Occasionally, family members of named executive officers travel on the company plane with company personnel, and on rare occasions named executive officers may use the company plane for personal travel. On such occasions, if fewer than 50% of the passengers are company personnel traveling for business purposes and if there is not a substantial business purpose for the family member’s travel, the named executive officer either pays for the cost of the non-business travel or has the cost of the non-business travel included in his or her income for tax purposes. The amount that the named executive officer pays or has included in income is determined using the Standard Industry Fare Level (“SIFL”) described in IRS regulations. If a family member of a named executive officer travels on the company plane at the request of the company and the cost of the travel is included in the named executive officer’s income, the company provides a gross-up to the named executive officer to cover the cost of the income tax on the cost of the travel. Any difference between the amount that a named executive officer pays or has included in income for non-business travel for himself or a family member and the incremental cost of the non-business travel to the company is treated as a personal benefit to the named executive.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 29, 2006, are included in the All Other Compensation column of the Summary Compensation Table on page 30.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the company may not deduct compensation of more than $1,000,000 that is paid to certain individuals, except for compensation that is “performance based.”  The company believes that compensation paid under the STIP and LTIP, other than restricted stock, generally is fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Although the final regulations have not become effective yet, the company believes it is operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

Accounting for Stock-Based Compensation

On December 31, 2005, the company began accounting for stock-based awards under its LTIP in accordance with the requirements of SFAS 123(R), using the modified retrospective application method.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation for the 2006 fiscal year for Mr. Hanks, Mr. Juetten and each of the three other most highly compensated executive officers of the company:

SUMMARY COMPENSATION TABLE
Fiscal Year 2006

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
S. G. Hanks	2006	867,693	480,567	1,019,922	3,197,600	8,740	325,224	5,899,746
President and Chief Executive Officer
G. H. Juetten	2006	509,231	135,355	317,208	1,367,000	2,211	95,437	2,426,442
Exec. Vice President and Chief Financial Officer
S. M. Johnson	2006	565,001	171,753	389,095	1,548,125	10,074	100,540	2,784,588
Sr. Exec. Vice President—Business Development
T. H. Zarges	2006	565,001	151,486	365,818	1,548,125	4,200	199,694	2,834,324
Sr. Exec. Vice President—Operations
L. E. Pardi	2006	383,616	96,972	208,884	933,534	806	63,820	1,688,632
President of Power

(1)           The amounts in this column represent the FAS 123R compensation recognized by Washington Group in 2006 for outstanding restricted stock awards.

(2)           The amounts in this column represent the FAS 123R compensation recognized by Washington Group in 2006 for stock option awards.

(3)           The amount reported for Mr. Hanks consists of $1,640,000 performance units payout and $1,557,600 annual cash incentive award. The amount reported for Mr. Juetten consists of $600,000 performance units payout and $767,000 annual cash incentive award. The amount reported for Mr. Johnson consists of $700,000 performance units payout and $848,125 annual cash incentive award. The amount reported for Mr. Zarges consists of $700,000 performance units payout and $848,125 annual cash incentive award. The amount reported for Mr. Pardi consists of $360,000 performance units payout and $574,534 annual cash incentive award. The annual incentive awards were earned in fiscal year 2006 and were paid in early 2007. The performance units payouts were earned in fiscal years 2004, 2005 and 2006, and were paid in early 2007. Mr. Juetten converted 50% of his performance units payout into 4,516 shares of deferred stock. Mr. Zarges deferred 35% of his annual cash incentive award under the company’s Voluntary Deferred Compensation Plan and converted 30% of his performance units payout into 3,161 shares of deferred stock.

(4)           The amounts reflected in this column are above-market earnings on non-qualified deferred compensation for each named executive officer.

(5)           The amounts in this column consist of the items set forth in the following table:

	Suppl. Disability Insurance Premium	Life Insurance Premium	Personal Use of Corporate Aircraft(a)	Financial Planning(b)	Allowance for Club Member- ships	401(k) Company Match	Restor- ation Plan Match	Service Recog- nition	Tax Gross-ups
S. Hanks	10,712	65,683	15,614	15,200	7,300	13,200	120,037	11,048	66,430
G. Juetten	—	—	—	15,200	6,700	13,200	55,019	—	5,318
S. Johnson	—	—	—	16,475	4,150	13,200	63,421	—	3,294
T. Zarges	7,659	52,480	—	15,200	—	13,200	63,421	—	47,734
L. Pardi	—	—	—	13,225	—	13,200	37,395	—-	—

(a)          The Company calculates the aggregate incremental cost to the Company for personal use of the Company aircraft as the sum of the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, maintenance and fuel costs based on an average cost per mile flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft lease costs, maintenance not related to personal trips and flight crew salaries) are not included. From time to time, the spouses of Messrs Hanks, Juetten and Zarges accompany them on certain business trips, but the costs are not included above because such use resulted in no incremental cost to the Company.

(b)          The amounts shown in this column represent the cost to the company to provide financial planning services. The income imputed to the named executive officer for this service for income tax purposes is 80% of the amount shown.

Refer to the Compensation Discussion and Analysis section for a complete description of the components of compensation, along with a description of all material terms and conditions of each component. Salary and short-term (annual) incentive payments accounted for approximately 41% of Mr. Hanks’ total compensation. Salary and short-term incentive payments accounted for approximately 51%, 49%, 49%, and 56% for Messrs. Juetten, Johnson, Zarges and Pardi, respectively. Salary and total cash incentive payments (both short-term and long-term) accounted for approximately 69% of Mr. Hanks’ total compensation. Salary and total cash incentive payments accounted for approximately 75%, 74%, 73% and 77% for Messrs. Juetten, Johnson, Zarges and Pardi, respectively.

The following table shows information about awards made under the company’s various executive compensation plans during 2006:

GRANTS OF PLAN-BASED AWARDS
Fiscal Year 2006

									All	All		Grant
									Other	Other		Date
									Stock	Option		Fair
									Awards:	Awards:	Exercise	Value
		Perfor-	Estimated Future Payouts						Number	Number of	or Base	of Stock
		mance	Under Non-Equity Incentive						of Shares	Securities	Price of	and
	Grant	Units	Plan Awards						of Stock	Underlying	Option	Option
Name	Date	Granted	Threshold		Target		Maximum		or Units	Options	Awards	Awards
S. G. Hanks	2/28/2006	—	—		—		—		—	57,000	58.37	1,274,275
	2/28/2006	—	—		—		—		18,000	—	—	1,050,660
	2/28/2006	100,000	0		1,000,000		2,000,000		—	—	—	—
		—	264,000	(4)	1,056,000	(4)	1,584,000	(4)	—	—	—	—
G. H. Juetten	2/28/2006	—	—		—		—		—	14,000	58.37	312,980
	2/28/2006	—	—		—		—		4,700	—	—	274,339
	2/28/2006	44,000	0		440,000		880,000		—	—	—	—
		—	130,000	(4)	520,000	(4)	780,000	(4)	—	—	—	—
S. M. Johnson	2/28/2006	—	—		—		—		—	18,750	58.37	419,170
	2/28/2006	—	—		—		—		6,250	—	—	364,813
	2/28/2006	56,250	0		562,500		1,125,000		—	—	—	—
		—	143,750	(4)	575,000	(4)	862,500	(4)	—	—	—	—
T. H. Zarges	2/28/2006	—	—		—		—		—	15,000	58.37	335,336
	2/28/2006	—	—		—		—		5,000	—	—	291,850
	2/28/2006	45,000	0		450,000		900,000		—	—	—	—
		—	143,750	(4)	575,000	(4)	862,500	(4)	—	—	—	—
L. E. Pardi	2/28/2006	—	—		—		—		—	10,000	58.37	223,557
	2/28/2006	—	—		—		—		3,375	—	—	196,999
	2/28/2006	30,000	0		300,000		600,000		—	—	—	—
		—	96,750	(4)	387,000	(4)	580,500	(4)	—	—	—	—

(1)             Performance units were awarded under the Washington Group International, Inc. Equity and Performance Incentive Plan and represent potential cash incentive awards that might be paid if performance meets the goals set by the Compensation Committee for the three year performance period beginning with fiscal year 2006.

(2)             Restricted stock awards were granted under the Washington Group International, Inc. 2004 Equity Incentive Plan and will vest in full on the third anniversary of the date of award.

(3)             Stock options were granted under the Washington Group International 2004 Equity Incentive Plan. The options become exercisable in three equal installments on each of the first three anniversaries of the date of grant. These options expire on February 28, 2016. The exercise price of the above options is not less than 100% of the market value per share (as defined in our 2004 Equity Incentive Plan) of the shares on the date of grant. The company is entitled to require payment in cash or deduction from other compensation payable to the optionee of any sums required by federal, state or local tax to be withheld with respect to the issuance, vesting or exercise of the above options. The optionee may elect a “cashless exercise”, in which shares of common stock having a fair market value equal to the amount of the exercise price and/or the sums required to be withheld for the payment of taxes are sold to finance the exercise.

(4)             These amounts represent potential cash incentive awards under the company’s Short-Term Incentive Plan during 2006. The amounts indicate the dollar amount of incentive awards that might be paid at various levels of company performance based upon the goals set by the Compensation Committee on February 28, 2006. Additional information regarding the Short-Term Incentive Plan is set forth under the heading “Short-Term Incentives” on page 21. The amounts actually paid under the Short-Term Incentive Plan for performance in 2006 are set forth in the Summary Compensation Table on page 30.

The following table provides information about all equity compensation awards held by the named executive officers at December 29, 2006:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Fiscal Year 2006

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
S. G. Hanks	79,982	0		24.00	1/25/2012	31,400	(4)	$1,877,406
	42,000	0		15.15	2/14/2013
	13,667	6,833	(1)	38.72	2/13/2014
	41,000	20,500	(1)	34.45	2/13/2014
	13,334	26,666	(2)	42.25	2/09/2015
	0	57,000	(3)	58.37	2/28/2016
G. H. Juetten	45,000	0		24.00	1/25/2012	8,900	(5)	532,131
	5,000	2,500	(1)	38.72	2/13/2014
	15,000	7,500	(1)	34.45	2/13/2014
	4,167	8,333	(2)	42.25	2/09/2015
	0	14,000	(3)	58.37	2/28/2016
S. M. Johnson	50,000	0		24.00	1/25/2012	11,250	(6)	672,638
	32,500	0		15.15	2/14/2013
	5,834	2,916	(1)	38.72	2/13/2014
	17,500	8,750	(1)	34.45	2/13/2014
	5,000	10,000	(2)	42.25	2/09/2015
	0	18,750	(3)	58.37	2/28/2016
T. H. Zarges	17,500	0		24.00	1/25/2012	10,000	(7)	597,900
	5,834	2,916	(1)	38.72	2/13/2014
	17,500	8,750	(1)	34.45	2/13/2014
	5,000	10,000	(2)	42.25	2/09/2015
	0	15,000	(3)	58.37	2/28/2016
L. E. Pardi	0	1,500	(1)	38.72	2/13/2014	6,375	(8)	381,161
	0	4,500	(1)	34.45	2/13/2014
	3,000	6,000	(2)	42.25	2/09/2015
	0	10,000	(3)	58.37	2/28/2016

(1)           Options vested on February 13, 2007.

(2)           One-half of options vested on February 9, 2007, and one-half will vest on February 9, 2008.

(3)           One-third of options vested on February 28, 2007, one-third will vest on February 28, 2008, and one-third will vest on February 28, 2009.

(4)           13,400 shares will vest and be unrestricted on February 9, 2008, and 18,000 will vest and be unrestricted on February 18, 2009.

(5)           4,200 shares will vest and be unrestricted on February 9, 2008, and 4,700 will vest and be unrestricted on February 28, 2009.

(6)           5,000 shares will vest and be unrestricted on February 9, 2008, and 6,250 will vest and be unrestricted on February 28, 2009.

(7)           5,000 shares will vest and be unrestricted on February 9, 2008, and 5,000 will vest and be unrestricted on February 28, 2009.

(8)           3,000 shares will vest and be unrestricted on February 9, 2008, and 3,375 will vest and be unrestricted on February 28, 2009.

The following table provides information regarding stock options exercised by the named executive officers during fiscal year 2006:

OPTION EXERCISES AND STOCK VESTED(1)
Fiscal Year 2006

	Option Awards
Name	Number of Shares Acquired On Exercise(#)	Value Received on Exercise($)(2)
S. G. Hanks	95,018	$3,494,590
G. H. Juetten	31,666	$1,167,955
S. M. Johnson	50,000	$1,789,094
T. H. Zarges	33,750	$1,266,475
L. E. Pardi	17,000	$471,910

(1)          No restricted stock vested during fiscal year 2006.

(2)          Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of the company’s common stock on the date of exercise.

Pension

Mr. Hanks is entitled to pension benefits payable under the terms of group annuity contracts purchased upon the termination of the Morrison Knudsen Corporation Retirement Plan of 1970 and the Morrison Knudsen Corporation Retirement Plan of 1988. These plans were terminated December 12, 1987, and October 31, 1997, respectively. Assuming a five-year certain and life annuity upon normal retirement, Mr. Hanks’ total annual benefit at age 65 would be $7,142. For purposes of this benefit, Mr. Hanks has 12 years of credited service with the company.

The following table shows information concerning cash deferrals of each of the named executive officers under the company’s Voluntary Deferred Compensation Plan, contributions made by the company under the Restoration Plan and performance units payouts converted to deferred stock:

NONQUALIFIED DEFERRED COMPENSATION
Fiscal Year 2006

Name	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)		Aggregate Balance at Last FYE ($)
S. G. Hanks	Voluntary Deferred Compensation Plan	0		0	95,254		1,783,243
	Restoration Plan	0		120,037	21,746		452,249
	Total	0		120,037	117,000		2,235,492
G. H. Juetten	Voluntary Deferred Compensation Plan	0		0	19,630		367,488
	Restoration Plan	0		55,019	10,017		210,026
	Performance units payout voluntarily converted to deferred stock	186,173	(2)	—	7,786	(4)	193,959
	Total	186,173		55,019	37,433		771,473
S. M. Johnson	Voluntary Deferred Compensation Plan	0		0	125,280		2,345,360
	Restoration Plan	0		63,421	9,559		204,395
	Total	0		63,421	134,839		2,549,755
T. H. Zarges	Voluntary Deferred Compensation Plan	250,079	(3)	0	45,168		907,827
	Restoration Plan	0		63,421	11,219		235,610
	Performance units payout voluntarily converted to deferred stock	181,525	(2)	0	7,591	(4)	189,116
	Total	431,604		63,421	63,978		1,332,553
L. E. Pardi	Voluntary Deferred Compensation Plan	0		0	4,484		83,938
	Restoration Plan	0		37,395	6,308		133,910
	Total	0		37,395	10,792		217,848

(1)             Amounts shown in this column are included in the All Other Compensation column of the Summary Compensation Table on page 30.

(2)             Amounts shown represent the amount of performance units payout converted into deferred stock at the election of the named executive officer to help satisfy stock ownership guidelines. The conversion occurred March 31, 2006, and based upon the stock price on that date ($57.39/share), Mr. Juetten received 3,244 deferred shares and Mr. Zarges received 3,163 deferred shares.

(3)             Amount shown represents the deferral of 35% of the Short-Term Incentive Plan award paid in March of 2006.

(4)             Amounts shown represent the increase in the value, between March 31, 2006, and December 29, 2006, of the deferred stock into which performance units payouts were converted.

Refer to the Compensation Discussion and Analysis section for a complete description of the company’s nonqualified deferred compensation arrangements, including a description of all material terms and conditions of each arrangement.

Voluntary Deferred Compensation Plan balances and Restoration Plan balances are credited monthly with interest at a rate equal to the Moody’s average corporate bond rate for August of the immediately preceding year, compounded daily. Earnings on performance units payouts converted to deferred stock represent the difference in the value of the stock (based on market closing prices) from the date of deferral (March 31, 2006) to December 29, 2006.

Participants are entitled to receive payment of nonqualified deferred compensation after termination of employment. Voluntary Deferred Compensation Plan balances and Restoration Plan balances are paid in cash in a lump sum or in installments over five, ten or fifteen years, based upon previous elections made by the participant. All deferred stock converted from performance units payouts is distributed in a one-time distribution.

Potential Payments upon Termination or Change in Control

Under the company’s standard benefit plans, certain benefits are available generally to our salaried employees upon termination of employment. These generally available benefits are described below:

•       The company sponsors a tax-qualified retirement savings plan that helps salaried employees provide for retirement. A description of the material terms of the retirement savings plan is found in the Compensation Discussion and Analysis section of this proxy statement on page 26. Vested account balances in the retirement savings plan are payable upon termination of employment.

•       The company provides paid time off to its salaried employees. Employees with less than five years of service with the company receive three weeks of paid time off each year. Employees with at least five but less than twenty years of service receive four weeks of paid time off each year. Employees with twenty or more years of service receive five weeks of paid time off each year. Each year’s allotment of paid time off accrues ratably over the course of the year. Unused paid time off may be carried over from year to year, up to a maximum of 800 hours. The value of accrued unused paid time off is payable in cash upon termination of employment.

•       Under the company’s flexible benefits plan, salaried employees may purchase disability insurance coverage to replace a portion of their income if they are unable to work on account of a long-term disability. Two levels of coverage are available:  60% of income and 70% of income, up to a maximum of $17,000 per month. Salaried employees who terminate employment because of a qualifying long-term disability may receive these benefits.

•       The company provides life insurance coverage for salaried employees in an amount equal to the employee’s annual salary. Through the flexible benefits plan, salaried employees may purchase additional life insurance coverage. If an employee terminates employment because of death, the applicable life insurance benefits are payable to the employee’s beneficiary or estate.

The tables below show the compensation and benefits payable to each of our named executive officers upon a termination of employment or a change in control, in addition to the compensation and benefits generally available to salaried employees described above. Unless otherwise noted, the amounts shown assume that termination of employment or a change in control occurred as of December 29, 2006, and estimate certain amounts that would be paid to our named executive officers upon the specified event. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the amounts paid or distributed upon the actual occurrence of a termination event may be different from the amounts set forth below. Factors that would significantly affect these amounts include the timing during the year of any such event, the company’s stock price, the named executive officer’s years of service and the named executive officer’s age.

The first table lists the values of vested benefits under certain plans and programs that the named executive officers would receive regardless of the reason for termination of employment, including voluntary resignation. The terms of the plans and programs listed in the table are described in the Compensation Discussion and Analysis section of this proxy statement, beginning on page 18.

I. Value of Vested Account Balances (as of December 29, 2006)
	Hanks	Zarges	Pardi	Juetten	Johnson
Restoration Plan(1)	$452,249	$235,610	$133,910	$210,026	$204,395
Voluntary Deferred Compensation Plan(1)	$1,783,243	$907,827	$83,938	$367,488	$2,345,360
Deferred shares(2)	$0	$189,116	$0	$193,959	$0
Value of vested stock options(3)	$6,298,218	$1,280,397	$52,620	$2,169,089	$3,894,372
Total	$8,533,710	$2,612,950	$270,468	$2,940,562	$6,444,127

(1)          Values shown report the named executive officer’s plan account balance as of December 31, 2006.

(2)          Values shown were determined by multiplying the number of deferred shares held by the closing stock price on December 29, 2006.

(3)          Values shown were determined by multiplying the number of vested options held by the difference between the exercise price and the closing stock price on December 29, 2006.

Retirement, Disability, Death and Other Involuntary Termination

The following four tables show compensation and benefits that would have been payable to each of our named executive officers if they had retired, terminated for disability, died or otherwise had involuntarily terminated on December 29, 2006.

An executive who terminates employment for death, disability or retirement after becoming retirement eligible receives a pro-rata portion of unvested short-term incentive awards, restricted stock awards and performance unit awards. Amounts shown in the tables below include  the full amounts of the 2006 short-term incentive awards because the assumed termination date is the last day of our 2006 fiscal year.

Although a pro-rata portion of performance units vests upon an executive’s termination for death, disability or retirement, the actual payment for those performance units occurs at the end of each performance period, not upon termination of employment. For example, an executive retiring at the end of 2006 would have been entitled to payment for two-thirds of the performance units granted in 2005 for the performance period 2005-2007, but would not have received the payment until 2008, at the end of the performance period. In contrast, restrictions on the portion of restricted stock awards that vest upon death, disability or retirement lapse immediately upon the occurrence of the termination event. The tables below show the value of the pro-rata portion of the performance units that would have vested upon termination.

The table for retirement (table II) also includes an amount that Mr. Hanks would receive to pay the remaining premiums on a supplemental life insurance policy that the company purchases for him. This amount includes funds to pay the income taxes on the premium payments. The company also purchases a supplemental life insurance policy for Mr. Zarges, but no additional premium would have been needed to fund the post-termination benefits under his policy. The value of the death benefits provided by the policies is shown in the table for payments upon death (table IV).

The table for separation because of disability (table III) also includes the annual amounts that would be paid to Messrs. Hanks and Zarges under supplemental disability policies the company has purchased for them.

The tables for retirement, separation because of disability and death (tables II, III and IV) include the cost of financial counseling for one year, which the company would pay in the event of retirement, death or disability. In the case of an executive’s death, the financial counseling is provided to the executive’s beneficiary.

More detailed descriptions of the compensation and benefits listed in the following four tables are found in the Compensation Discussion and Analysis section of this proxy statement, beginning on page 18. Among our named executive officers, only Messrs. Hanks, Zarges and Pardi were retirement eligible as of the last day of our 2006 fiscal year.

II. Value of Payments at Retirement (as of December 29, 2006)
	Retirement Eligible			Not Retirement Eligible(1)
	Hanks	Zarges	Pardi	Juetten	Johnson
Total value of vested benefits (see table I above)	$8,533,710	$2,612,950	$270,468	$2,940,562	$6,444,127
Short-term incentive	$1,557,600	$848,125	$573,534	0	0
Restricted stock	$805,334	$271,845	$169,367	0	0
Performance units(2)	$3,639,405	$1,599,732	$933,118	0	0
Financial counseling(3)	$15,840	$15,840	$13,790	0	0
Supplemental life insurance premium payments(4)	$246,500	0	n/a	n/a	n/a
Total	$14,798,389	$5,348,492	$1,960,277	$2,940,562	$6,444,127

(1)          Executives who are not retirement eligible and who terminate employment for reasons other than death or disability forfeit any unpaid short-term incentive awards, unvested restricted stock and unpaid performance units.

(2)          Based upon the company’s performance through December 29, 2006, the values shown for performance units represent the maximum potential values for performance units at the end of our 2006 fiscal year.

(3)          Amounts shown represent the cost to the company to provide financial planning services. The income imputed to the named executive officer for this service for income tax purposes is 80% of the amount shown.

(4)          Amount shown for Mr. Hanks includes life insurance premiums of $137,500 and a tax gross-up of $109,000.

III. Value of Payments at Separation for Disability (as of December 29, 2006)
	Retirement Eligible			Not Retirement Eligible
	Hanks	Zarges	Pardi	Juetten	Johnson
Total value of vested benefits (see table I above)	$8,533,710	$2,612,950	$270,468	$2,940,562	$6,444,127
Short-term incentive	$1,557,600	$848,125	$573,534	$767,000	$848,125
Restricted stock	$805,334	$271,845	$169,367	$236,697	$292,712
Performance units(1)	$3,639,405	$1,599,732	$933,118	$1,399,628	$1,674,459
Financial counseling(2)	$15,840	$15,840	$13,790	$15,840	$15,840
Supplemental disability insurance (annual benefit)	$288,120	$180,240	0	0	0
Total	$14,840,009	$5,528,732	$1,960,277	$5,359,727	$9,275,263

(1)          Based upon the company’s performance through December 29, 2006, the values shown for performance units represent the maximum potential values for performance units at the end of our 2006 fiscal year.

(2)          Amounts shown represent the cost to the company to provide financial planning services. The income imputed to the named executive officer for this service for income tax purposes is 80% of the amount shown.

IV. Value of Payments at Separation for Death (as of December 29, 2006)
	Retirement Eligible			Not Retirement Eligible
	Hanks	Zarges	Pardi	Juetten	Johnson
Total value of vested benefits (see table I above)	$8,533,710	$2,612,950	$270,468	$2,940,562	$6,444,127
Short-term incentive	$1,557,600	$848,125	$573,534	$767,000	$848,125
Restricted stock	$805,334	$271,845	$169,367	$236,697	$292,712
Performance units(1)	$3,639,405	$1,599,732	$933,118	$1,399,628	$1,674,459
Financial counseling(2)	$15,840	$15,840	$13,790	$15,840	$15,840
Supplemental life insurance (death benefit)	$1,600,000	$984,370	0	0	0
Total	$16,151,889	$6,332,862	$1,960,277	$5,359,727	$9,275,263

(1)          Based upon the company’s performance through December 29, 2006, the values shown for performance units represent the maximum potential values for performance units at the end of our 2006 fiscal year.

(2)          Amounts shown represent the cost to the company to provide financial planning services. The income imputed to the named executive officer for this service for income tax purposes is 80% of the amount shown.

V. Value of Payments upon Involuntary Separation (as of December 29, 2006)(1)
	Retirement Eligible			Not Retirement Eligible(1)
	Hanks	Zarges	Pardi	Juetten	Johnson
Total value of vested benefits (see table I above)	$8,533,710	$2,612,950	$270,468	$2,940,562	$6,444,127
Short-term incentive	$1,557,600	$848,125	$573,534	0	0
Restricted stock	$805,334	$271,845	$169,367	0	0
Performance units(2)	$3,639,405	$1,599,732	$933,118	0	0
Severance payment(3)	$148,923	$143,750	$22,327	$10,000	$11,058
Total	$14,684,972	$5,476,402	$1,968,814	$2,950,562	$6,455,185

(1)          Executives who are not retirement eligible and who terminate employment for reasons other than death or disability forfeit any unpaid short-term incentive awards, unvested restricted stock and unpaid performance units.

(2)          Based upon the company’s performance through December 29, 2006, the values shown for performance units represent the maximum potential values for performance units at the end of our 2006 fiscal year.

(3)          Amounts shown represent payments that would have been made under the company’s severance pay plan in effect on December 29, 2006, upon an involuntary termination of employment. The material terms of the severance pay plan are described in the Compensation Discussion and Analysis section of this proxy statement on page 28.

Change in Control

Upon a change in control of the company, the vesting or the payment of long-term incentive awards accelerates, depending on the type of award. Stock options that are not yet exercisable immediately become exercisable. The restrictions on all grants of restricted stock immediately lapse. The performance periods for all outstanding performance units end upon the date of change in control and the performance units become immediately payable. The value of each performance unit is the greater of the par value ($10 per unit) or the calculated value based on performance for the shortened performance period. The acceleration of vesting or payment of these benefits occurs upon a change in control even if the executive does not terminate employment. The values of these benefits are listed in the following table:

VI. Value of Accelerated Benefits at a Change in Control (as of December 29, 2006)
	Hanks	Zarges	Pardi	Juetten	Johnson
Stock options(1)	$1,212,103	$479,865	$265,075	$408,766	$485,190
Restricted stock(2)	$1,877,406	$597,900	$381,161	$532,131	$672,638
Performance units(3)	$5,640,000	$2,500,000	$1,520,000	$2,240,000	$2,725,000
Total	$8,729,509	$3,577,765	$2,166,236	$3,180,897	$3,882,828

(1)          Values shown were determined by multiplying the number of options that would have vested by the difference between the exercise price and the closing stock price on December 29, 2006.

(2)          Values shown were determined by multiplying the number of restricted shares that would have vested by the closing stock price on December 29, 2006.

(3)          Based upon the company’s performance through December 29, 2006, the values shown for performance units are the maximum potential values for performance units at the end of our 2006 fiscal year.

In addition to the amounts set forth above, the company has change in control severance agreements with fifteen executives, including the named executive officers. The agreements provide financial protection to encourage executives to remain with the company during periods of turmoil and uncertainty, when job positions could be modified or eliminated as a result of a transaction in which control of the company changes hands. The payments and benefits provided under the agreements are intended to reduce the concern for future employment and allow the executives to focus attention on running the business, seeking maximum value for the transaction and enhancing the company’s ability to recruit during periods of uncertainty.

Executives receive the benefits of the agreements only if the following conditions are satisfied:  (1) there is a change in control of the company and (2) in connection with, or within two years after, the change in control, the executive’s employment is terminated without cause or the executive resigns because of a reduction in job responsibilities, a decrease in base salary, a requirement to relocate or for other good reason (a “qualified separation”). As shown in table VII below, the compensation and benefits payable under the change in control severance agreements include the following:  a severance payment of twice the sum of the executive’s annual base salary plus short-term incentive target, the value of any unpaid incentive compensation earned or accrued as of the date of termination, eighteen months worth of continued medical and dental coverage and a cash payment of $50,000 in lieu of financial counseling for two years.

Mr. Hanks’ agreement contains a covenant not to compete with the company for a period of at least twelve months following a qualified separation. In consideration for this covenant, Mr. Hanks is entitled to receive an amount equal to the sum of his base salary and target short-term incentive.

Certain of the accelerated long-term incentive awards shown in table VI above and some of the benefits under the change in control severance agreements shown in table VII below could be subject to an excise tax under section 280G of the Internal Revenue Code. The change in control severance agreements provide that the benefits under the agreements will be reduced if after the reduction, the value of the executive’s benefits on an after-tax basis are greater than if the benefits had not been reduced and the executive had paid the excise tax. The impact of this potential cutback in benefits is shown in table VII.

VII. Value of Accelerated Benefits Payable Upon a Qualified Separation Associated with a Change in Control (as of December 29, 2006)
	Hanks	Zarges	Pardi	Juetten	Johnson
Total value of vested benefits (see table I above)	$8,533,710	$2,612,950	$270,468	$2,940,562	$6,444,127
Value of accelerated benefits at change in control (See table VI above)	$8,729,509	$3,577,765	$2,166,236	$3,180,897	$3,882,828
Non-compete payment	$1,936,000	n/a	n/a	n/a	n/a
Cash severance	$3,872,000	$2,300,000	$1,548,000	$2,080,000	$2,300,000
Cutback in cash severance to avoid excise tax(1)	$0	$(583,511)	$(445,881)	$(628,259)	$0
Short-term incentive	$1,557,600	$848,125	$573,534	$767,000	$848,125
Financial counseling	$50,000	$50,000	$50,000	$50,000	$50,000
Health and welfare benefits	$21,000	$23,000	$21,000	$23,000	$23,000
Total	$24,699,819	$8,828,329	$4,183,357	$8,413,200	$13,548,080

(1)          Under the assumptions used for calculating the amounts shown in this table, the severance benefits for Messrs. Hanks and Johnson would not have been cut back. However, under those same assumptions, they would have paid excise taxes under section 280G of the Internal Revenue Code in the amounts of $1,362,400 and $851,210, respectively.

Certain Relationships and Related Transactions

Mr. Washington is the founder and owner of a group of business entities collectively known as the Washington Companies. Among others, the Washington Companies include WC Leasing Corporation (“WC Leasing”), Washington Corporations (“WC”), Modern Machinery Co., Inc. (“MMCI”), Montana Rail Link, Inc. (“Montana Rail Link”) and Orca Point, LLC (“Orca Point”).

We charter a corporate jet from WC Leasing in connection with our business and have an aircraft maintenance agreement with WC. During fiscal year 2006, we paid WC Leasing and WC approximately $2,356,665 for such jet usage and related services.

We regularly purchase and rent equipment, parts and services from MMCI, determined by competitive bid. During fiscal year 2006, we purchased and/or rented equipment, parts and services from MMCI in the amount of $3,190,698.

As the pit mine operator at the Pipestone Mine Project in Montana, we sell ballast to Montana Rail Link. During fiscal year 2006, we realized revenues totaling $471,442 from such ballast sales. We also purchased goods and services from Montana Rail Link in an amount totaling $629,936.

In June of 2006, we held our Presidents’ meeting at the Orca Point Lodge, a facility owned by Orca Point on Stuart Island, British Columbia. We paid $55,465 to Orca Point for the use of that facility.

Annually, each director and executive officer completes a director and officer questionnaire that requires disclosure of any transactions with the company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Additionally, company policy requires that directors and executive officers promptly disclose potential conflicts of interest and related party transactions to our Nominating and Governance Committee, which is charged with monitoring and reviewing potential conflicts of interest, and reviewing and approving all related party transactions. Any waivers of the policies are required to be approved by our Board, and any such waivers will be disclosed promptly to shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with, among others, the SEC and to furnish us with copies.

We believe, based on our review of copies of such forms or written representations from certain reporting persons, that all directors, executive officers, officers and beneficial owners of greater than 10% of our outstanding common stock complied with the filing requirements applicable to them during fiscal 2006.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 21, 2007, regarding the ownership of our common stock by (i) all persons known to us to be the beneficial owners of more than 5% of our outstanding common stock, (ii) each of our directors and director nominees, (iii) our named executive officers, and (iv) all directors and executive officers of the company as a group:

Name and Address of Beneficial Owner(1)	Class of Securities	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
David Einhorn, Greenlight Capital, L.L.C., Greenlight Capital, Inc., and DME Advisors, L.P. 140 East 45th Street, 24th Floor New York, NY 10017	Common	2,917,400	(4)	10.04%
Tontine Overseas Associations, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Partners, L.P., Tontine Management, L.L.C., and Jeffrey L. Gendell 55 Railroad Avenue Greenwich, CT 06830	Common	1,889,759	(5)	6.50%
FMR Corp. 82 Devonshire Street Boston, MA02109	Common	1,617,947	(6)	5.57%
Directors and Nominees:
John R. Alm	Common	1,672	(7)	*
David H. Batchelder	Common	24,687	(8)	*
Michael R. D’Appolonia	Common	26,787	(9)	*
C. Scott Greer	Common	24,687	(10)	*
Gail E. Hamilton	Common	2,817	(11)	*
William H. Mallender	Common	24,687	(12)	*
Michael P. Monaco	Common	24,687	(13)	*
Cordell Reed	Common	24,687	(14)	*
Dennis R. Washington	Common	3,224,100	(15)	11.10%
Dennis K. Williams	Common	24,687	(16)	*
Named Executives:
Stephen G. Hanks	Common	272,049	(17)	*
George H. Juetten	Common	102,101	(18)	*
Stephen M. Johnson	Common	152,100	(19)	*
Thomas H. Zarges	Common	83,600	(20)	*
Louis E. Pardi	Common	24,609	(21)	*
All Directors and Officers as a Group
(21 persons):	Common	4,120,298	(22)	14.18%

*       Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1)    Except as otherwise indicated the mailing address of each person shown is c/o Washington Group International, Inc., 720 Park Boulevard, Boise, Idaho 83712.

(2)    The number of shares of common stock for each person is calculated under rules promulgated by the Securities and Exchange Commission. Under these rules, shares are considered to be “beneficially” owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of securities or the sole or shared power to dispose of or direct the disposition of the securities, and a person is considered to be the beneficial owner of shares if that person has the right to acquire the beneficial ownership of the shares within 60 days of March 21, 2007. Unless otherwise noted, the beneficial owners have sole voting and dispositive power over all of their respective shares listed in this column. This number of shares beneficially owned therefore includes all restricted stock, shares held in the company’s employee stock ownership plan, and shares that may be acquired within 60 days pursuant to the exercise of stock options.

(3)    The percentages shown are calculated based upon the number of shares of our common stock shown in the second column of this table, which includes shares that the stockholder has the right to acquire beneficial ownership of within 60 days of March 21, 2007.

(4)    Share ownership reported is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on March 1, 2007, by Greenlight Capital, L.L.C., Greenlight Capital, Inc., DME Advisors, L.P. and David Einhorn.

(5)    Share ownership reported is based on a Schedule 13G filed with the Securities and Exchange Commission on February 20, 2007, by Tontine Overseas Associations, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Partners, L.P., Tontine Management, L.L.C., and Jeffrey L. Gendell.

(6)    Share ownership reported is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, by FMR Corp.

(7)    Consists of 1,672 deferred shares.

(8)    Consists of 4,687 deferred shares and 20,000 exercisable stock options.

(9)    Includes 4,687 deferred shares and 20,000 exercisable stock options.

(10)  Consists of 4,687 deferred shares and 20,000 exercisable stock options.

(11)  Consists of 2,817 deferred shares.

(12)  Includes 4,687 deferred shares and 6,500 exercisable stock options.

(13)  Consists of 4,687 deferred shares and 20,000 exercisable stock options.

(14)  Consists of 4,687 deferred shares and 20,000 exercisable stock options.

(15)  Consists of 3,224,100 exercisable stock options.

(16)  Consists of 4,687 deferred shares and 20,000 exercisable stock options.

(17)  Consists of 52,400 shares that are subject to transfer restrictions and 219,649 exercisable stock options.

(18)  Includes 14,100 shares that are subject to transfer restrictions and 88,001 exercisable stock options.

(19)  Consists of 18,350 shares that are subject to transfer restrictions and 133,750 exercisable stock options.

(20)  Consists of 16,100 shares that are subject to transfer restrictions and 67,500 exercisable stock options.

(21)  Consists of 9,275 shares that are subject to transfer restrictions and 15,334 exercisable stock options.

(22)  Includes 37,298 deferred shares, 128,851 shares that are subject to transfer restrictions, 60 shares acquired under the company’s employee stock purchase plan, and 3,938,489 exercisable stock options.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal to be considered by us for inclusion in our proxy statement and form of proxy for next year’s Annual Meeting of Shareholders, expected to be held in May 2008, must be received by our Secretary at our principal executive offices located at 720 Park Boulevard, Boise, Idaho 83712, no later than December 18, 2007.

All shareholder notices of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934 must be received between January 18, 2008, and February 17, 2008, to be considered for presentation in the 2008 annual meeting of shareholders. In addition, any shareholder proposals must comply with the informational requirements contained in our bylaws, Section 8(c), to be presented at the 2008 annual meeting of shareholders. Our bylaws can be found on our website, www.wgint.com, under “Investor Relations—Corporate Governance—Bylaws.”

“HOUSEHOLDING” PROCEDURE

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Summary Annual Report, annual report on Form 10-K and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our Summary Annual Report, annual report on Form 10-K and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Summary Annual Report, annual report on Form 10-K or proxy statement for your household, please forward your written request to Secretary’s Office, Washington Group International, Inc., 720 Park Boulevard, Boise, ID  83712.

If you participate in householding and would like to receive a separate copy of our 2006 Summary Annual Report, annual report on Form 10-K or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

SOLICITATION OF PROXIES

We will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors and regular employees of the company. In addition, we will utilize the services of MacKenzie Partners, Inc., of New York, New York, an independent proxy solicitation firm, and will pay approximately $12,500 plus reasonable expenses as compensation for those services. We may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

Dated: April , 2007	BY ORDER OF THE BOARD OF DIRECTORS
Washington Group International, Inc.
Craig G. Taylor
Secretary

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES
Amended and Restated as of March 2, 2007

Role and Responsibilities of the Board of Directors

The Board of Directors (the “Board”), which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. The Board delegates authority to management to pursue the Company’s mission. Management, not the Board, is responsible for managing the Company. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the Chairman of the Board (the “Chairman”) and the Chief Executive Officer, approval of all Executive Officers, oversight of succession plans, determination of senior management compensation, approval of the annual business plan, and review of systems, procedures, and controls. The Board also advises management with respect to strategic plans.

Board Operations

Board Agenda.   The Chairman and the Lead Independent Director (as defined below) in coordination with the Chief Executive Officer (to the extent the Chief Executive Officer is not the Chairman) shall set the agenda for each Board meeting, taking into account input and suggestions from Directors. Any Director may request to the Chairman or the Lead Independent Director that an item be included on the agenda for a particular Board meeting. Management will provide the Board with appropriate materials providing background information on agenda items sufficiently in advance of each meeting to the extent practicable.

Strategic Planning.   The Board shall participate in the Company’s annual strategic planning session. The timing and agenda for this meeting are to be recommended by the Chief Executive Officer.

Independent Advice.   The Board (or any of its committees) may seek legal or other advice at the Company’s expense from an independent consultant, counselor or advisor to assist in the discharge of the Board’s (or a committee’s) duties and responsibilities. Generally, this would be with the knowledge of the Chief Executive Officer and the Chairman, but not subject to the approval of senior management.

Access to Management.   Board members have free access to members of senior management and other employees of the Company. Additionally, with the advance consent of the Chairman and the Lead Independent Director, members of senior management recommended by the Chief Executive Officer may be invited to attend Board meetings, or portions thereof, as appropriate to make presentations and participate in discussions.

Executive Meetings.   An executive meeting of  Independent Directors (as defined below) should be held during each regular quarterly Board meeting and at other times deemed advisable by the Lead Independent Director. Executive meetings of the  Independent Directors shall be chaired by the Chairman, if the Chairman is an Independent Director, or by the Lead Independent Director. The non-employee Directors may also hold executive meetings from time to time as determined by the Lead Independent Director. Executive meetings of the non-employee Directors shall be chaired by the Chairman, if the Chairman is not an employee of the Company, or by the Lead Independent Director.

Board Evaluation.   The Nominating and Governance Committee shall be responsible for coordinating an annual evaluation of Directors and an annual evaluation of the performance and procedures of the Board and its Committees.

Continuing Education.   Directors are encouraged to attend continuing education programs at the expense of the Company. From time to time, the Board may arrange for related presentations to the Board during its regularly scheduled meetings, or otherwise.

Written Guidelines and Policies.   The Board shall maintain written corporate governance guidelines and operational policies, which will be reviewed annually by the Nominating and Governance Committee.

Board Structure

Positions of Chairman and Chief Executive Officer.   The positions of Chairman and Chief Executive Officer generally shall be filled by separate persons, but, at the discretion of the Board, may be filled by a single individual.

Lead Independent Director.   If the Chairman is not an Independent Director, the Independent Directors shall designate a Lead Independent Director, who will be responsible for coordinating the activities of the other Independent Directors and performing various other duties described in these Guidelines or otherwise determined by the Independent Directors or the Board.

Number of Directors.   As required by the Company’s Certificate of Incorporation, the number of directors shall not be less than three nor more than eleven. The Board shall assess the effectiveness of its size from time to time in consultation with the Nominating and Governance Committee. The size of the Board normally will range from 9 to 11 members.

Board Composition.   In accordance with the rules of the New York Stock Exchange (“NYSE”) and the NASDAQ Stock Market, Inc., as applicable, at least a majority of the Board shall be Independent Directors. An “Independent Director” means a director who, in the opinion of the Board, does not have any material relationship with the Company, either directly or indirectly (e.g., as a partner, significant shareholder, advisor or officer of an organization or individual that has a material relationship with the Company). Each Director’s independence shall be determined by the Board in accordance with any applicable law or regulation or any applicable listing standard or rule established by any exchange upon which the Company’s securities are listed and the Securities and Exchange Commission. No person who is, or at any time during the past three years was, an officer or employee of the Company or any of its subsidiaries (other than on an interim basis and subject to all applicable listing standards)  can be an Independent Director. Each Director will promptly inform the Board of any material changes in their circumstances or relationships that may impact their designation as an Independent Director.

Committees.   The standing Board committees shall be the Audit Review Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. The Audit Review Committee, the Compensation Committee and the Nominating and Governance Committee shall be made up entirely of Independent Directors. The Executive Committee shall be comprised of the Chief Executive Officer and other Directors determined by the Board. All members of the Audit Review Committee must be “financially literate,” and at least one shall be a “financial expert,” as required by the Audit Review Committee Charter and determined by the Board. Each standing committee shall maintain a written charter approved by the Board. Committees shall receive authority exclusively through delegation from the Board. All committee actions must be ratified by the Board before becoming effective, unless taken pursuant to an express delegation of authority or  unless otherwise required by any applicable law or regulation or any applicable listing standard or rule established by any exchange upon which the Company’s securities are listed. Independent Directors may attend any Board committee meeting, and chairs of any committee may invite Directors to attend any meeting. Membership on the standing committees shall be rotated from time to time. Members and chairs of the committees are recommended to the Board by the Nominating and Governance Committee. The chair of each standing committee other than the Executive Committee shall serve as chair for not more than three years; provided, however, that the Board may request that a committee chair serve for a period exceeding three years if the Board determines, in its discretion, that circumstances for such an extension of service exist. The Board reserves the right to disband committees or form new committees, including “ad hoc” committees to handle specifically defined assignments. The responsibilities of each of the committees are determined by the Board from time to time. The frequency, length, and agenda of  meetings of the committees are determined by the chair of the committee.

Directors

Nominees for Election to the Board.   The Nominating and Governance Committee shall recommend nominees to the Board for annual elections of Directors in accordance with the policies and principles set forth in its Charter. The Nominating and Governance Committee shall welcome input from all Directors and stockholders. The Board will nominate for election or reelection as a Director of the Company only those candidates who have submitted or agreed to submit a conditional resignation that will be considered by the Board in the event such candidate fails to receive the vote of the majority of the votes cast by stockholders at a meeting for the election of Directors as provided in these Guidelines.

Director Resignations.   Each nominee for Director who is an incumbent Director shall, no later than the date on which the Company first transmits to stockholders the proxy statement for the annual meeting of stockholders of the Company (or, in the case of a nominee elected pursuant to Bylaw 11 of the Company’s Amended and Restated Bylaws, prior to such election), tender his or her resignation in a writing signed by the director or by electronic transmission to the Chairman of the Board or the Secretary of the Company, as follows:

To the Chairman of the Board of Directors and the Secretary of Washington Group International, Inc. (the “Company”):

Pursuant to Section 141(b) of the General Corporation Law of the State of Delaware, I hereby irrevocably tender my resignation as a Director of the Company, which resignation will become effective only upon the occurrence of the following two conditions:  (1) I fail, upon nomination to be reelected as a Director of the Company, to receive the vote of the majority of the votes cast by stockholders at a meeting for the election of Directors at which a quorum is present, so long as the number of nominees does not exceed the number of directors to be elected; and (2) thereafter, the Board of Directors of the Company accepts my resignation as a Director.

For purposes of clarity, this resignation will not be applicable with respect to any election of directors by the stockholders of the Company where the number of nominees exceeds the number of directors to be elected.

For purposes of this letter, a majority of votes cast shall mean that the number of shares voted “for” my election exceeds 50% of the number of votes cast with respect to my election, and “votes cast” includes votes “for” my election plus votes to withhold authority with respect to my election and excludes abstentions and broker non-votes with respect to my election.

In the event that I fail to receive the required number of votes for reelection, I agree to provide any information reasonably requested by the Nominating and Governance Committee and of the Board of Directors and I will abstain from otherwise participating in the decision of the Nominating and Governance Committee and of the Board of Directors relating to my resignation.

[Name of Director]

Term Limits.   The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. The Nominating and Governance Committee will review each Director’s continuation on the Board as a regular part of the nominating process.

Changes in Professional Responsibility.   Directors shall immediately notify the Lead Independent Director of any changes in the individual’s professional responsibilities that may directly or indirectly impact that Director’s ability to fulfill the obligations, duties and responsibilities of a Director. The Board should consider whether a change in an individual’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill the obligations, duties and responsibilities of a Director. To facilitate the Board’s consideration, a Director shall be deemed to have submitted a resignation as a matter of course upon retirement, resignation, or other significant change in professional roles. The Nominating and Governance Committee will determine whether it would be appropriate for the Director to continue on the Board. As part of the review, the Chairman of the Nominating and Governance Committee may meet privately with the affected Director to discuss the matter, if appropriate, or solicit advice from Directors not on this Committee. An affected Director who is also a member of the Nominating and Governance Committee will not participate in this review.

Retirement:   Director shall retire effective the first Annual meeting following their 75th birthday, unless specifically requested to continue by the Board. At the discretion of the Board, a Director who has reached retirement age may be invited to continue to meet with the Board in a nonvoting capacity as a Director emeritus.

Director Compensation and Stock Ownership.   From time to time, the compensation of Directors shall be reviewed by the Compensation Committee, which shall make recommendations to the Board. The Board’s philosophy is that a substantial portion (at least 50%) of Director compensation shall be equity-based. The Board, upon recommendation of the Nominating and Governance Committee, shall also maintain minimum stock ownership guidelines for Directors. Director compensation and minimum stock ownership guidelines shall be reviewed on an annual basis.

Chief Executive Officer Evaluation.   The Compensation Committee shall review and evaluate, at least annually, the performance of the Chief Executive Officer, approve the cash and equity-based compensation of the Chief Executive Officer, and refer such cash and equity-based compensation to the Board for ratification. The Chairman of the Compensation Committee shall be the liaison with the Chief Executive Officer regarding the compensation of  management.

Management Succession.   The Board shall coordinate with the Chief Executive Officer to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about development of senior management personnel and succession plans.

Outside Board Memberships by Members of Management.   The Chief Executive Officer and other members of senior management shall seek the approval of the Board before accepting outside board memberships, and the Board generally discourages more than one corporate board and one charitable board membership.

Potential Mergers & Acquisitions

Reviews.   As part of leading Board discussions on the Company’s strategic direction, the Chief Executive Officer periodically may review companies or businesses that the Company may have an interest in acquiring, or otherwise entering into a combination with, in the future.

Communications.   No Director shall initiate contact or engage in any discussions with any third parties regarding any such transactions, regardless of size, without prior Board approval. No employee shall initiate contact or engage in any discussions with any third parties regarding any such transactions, regardless of size, without approval of the Chief Executive Officer. Unsolicited inquiries from any other company or person regarding any such transaction that are deemed by the Chief Executive Officer to be serious shall be reported promptly to the Board. Any inquiry on this topic to a Director is considered to be serious and should be immediately reported to the Chief Executive Officer, the Chairman and the Lead Independent Director.

Assessment of Guidelines

It is the intention of the Board that the foregoing Guidelines provide a framework and basis for the governance of the Company and the Board. The Board recognizes, however, that in order to permit the Company to respond effectively to changing developments, the foregoing Guidelines are not intended to be rigid rules. Accordingly, exceptions may be made from time to time upon motion by the Nominating and Governance Committee adopted by the Board. These Guidelines will be reviewed on an annual basis by the Nominating and Governance Committee, and the Committee will recommend revisions to these Guidelines as appropriate.

APPENDIX B

LEAD INDEPENDENT DIRECTOR CHARTER
(as adopted March 2, 2007)

Lead Independent Director

In circumstances where the Chairman of the Board of Directors is not independent, the Board of Directors considers it to be useful and appropriate to designate a Lead Independent Director to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board of Directors may determine. The general authority and responsibilities of the Lead Independent Director are established in this charter adopted by the Board and reviewed annually by the Nominating and Corporate Governance Committee. Service as Lead Independent Director generally should not exceed five consecutive years but subject to the Board’s discretion to set other guidelines in specific instances.

The General Counsel and the Corporate Secretary will provide support to the Lead Independent Director in fulfilling the Lead Independent Director’s role, including with regard to advice and counsel as may be requested by the Lead Independent Director or the non-employee directors, the engagement of outside advisers and consultants who report directly to the Board of Directors, and otherwise as requested. The Lead Independent Director may consult with outside counsel and other advisors as he or she deems appropriate in fulfilling the Lead Independent Director role.

Responsibilities and Duties:

The specific responsibilities of the Lead Independent Director when acting as such shall be as follows:

1.                In consultation with the other non-employee directors, advise the Chief Executive Officer as to an appropriate schedule of Board meetings, seeking to ensure that the independent and the other non-employee directors can perform their duties responsibly while not interfering with ongoing company operations.

2.                Consult with the Chief Executive Officer regarding the information, agenda and schedules of the meetings of the Board of Directors and Board Committee.

3.                Advise the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the company’s management that is necessary or appropriate for the independent and the other non-employee directors to effectively and responsibly perform their duties.

4.                Recommend to the Board of Directors and the Board Committees the retention of advisers and consultants who report directly to the Board of Directors.

5.                Serve on the Executive Committee and on the Corporate Governance and Nominating Committee of the Board of Directors.

6.                Call meetings of the independent directors and the non-employee directors, as appropriate.

7.                Serve as Chairman of the executive sessions of the Board’s independent directors and its non-employee directors.

8.                Serve as principal liaison between the independent and the non-employee directors and the Chief Executive Officer of the Company.

9.                Chair the meetings of the Board when the Chairman is not present.

10.         Respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chief Executive Officer and other directors as the Lead Independent Director may deem appropriate.

B-1

APPENDIX C

NOMINATING AND GOVERNANCE COMMITTEE CHARTER
(as adopted March 2, 2007)

Source of Authority:

NASDAQ or NYSE listing rules, as applicable

DGCL Sec. 141(c)

Bylaw 19

Board Resolutions—March 6, 2003, February 13, 2004, August 17, 2005, August 18, 2006, and March 2, 2007

PURPOSE:

The purpose of the Nominating and Governance Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness, in developing and implementing the Company’s corporate governance guidelines and with other matters as described in this Charter or requested by the Board from time to time.

MEMBERSHIP AND PROCEDURES:

Membership and Appointment

The Committee shall be comprised of three (3) or more independent directors, or such other number as shall be determined from time to time by the Board based on recommendations from the Committee, if any.

Removal

The entire Committee or any individual Committee members may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

Independence

Each member shall be “independent” as determined by the Board within the meaning of any applicable law or regulation or any listing standard or rule established by any exchange upon which the Company’s securities are listed or the Securities and Exchange Commission and applicable to the Committee.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolution of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

Compensation

Each Committee member shall receive as compensation from the Company only director’s fees (which shall include all forms of compensation paid to directors of the Company for service as a director or member of a Board committee). Compensation of Committee members shall be determined by the Board.

Authority to Retain Advisors

The Committee has the authority to retain outside counsel or other advisors as it deems necessary to assist in the performance of its duties. The Committee has the sole authority to approve related fees and retention terms.

Evaluation

The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board. In addition, the Committee shall lead the Board in an annual self-evaluation process, including the self-evaluation of each Board committee, and report its conclusions and any further recommendations to the Board.

RESPONSIBILITIES AND DUTIES

The following shall be the common recurring responsibilities and duties of the Committee in carrying out its functions. These responsibilities and duties are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.                To lead the search for individuals qualified to become members of the Board, to select director nominees to be presented for stockholder approval at the annual meeting and to review the qualifications of and make recommendations to the Board regarding director nominations submitted to the Company. The Committee shall strive to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. The Committee shall also review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders.

2.                To evaluate whether an individual director should be nominated for re-election to the Board upon expiration of such director’s term.

3.                To review the Board’s committee structure and to recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

4.                To develop and recommend to the Board for its approval a set of corporate governance guidelines applicable to the Board and the Company’s employees. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary. In addition, the Committee shall advise the Board with respect to corporate governance practices generally.

5.                To develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations and report the results of such evaluations to the Board.

6.                To develop and recommend to the Board, at least annually, a succession plan, which shall include appropriate contingencies in case the Chief Executive Officer or any other executive officer retires, resigns or is incapacitated. The Committee shall assist the Board in evaluating potential successors to the Chief Executive Officer.

7.                To review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

8.                To make recommendations to the Board regarding appropriate Board size.

9.                To consider possible conflicts of interest of Board members and management and make recommendations to prevent, minimize or eliminate conflicts of interest.

10.         To approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

11.         To consider, in accordance with the Company’s Corporate Governance Guidelines, potential business opportunities which may be presented to directors for their individual pursuit and make recommendations to the Board regarding pursuit of such opportunities by the Company.

12.         To consider, in accordance with the Company’s Corporate Governance Guidelines, any actual, deemed or conditional resignation submitted to the Board by any Director and to make determinations and recommendations consistent with the requirements of the Company’s Corporate Governance Guidelines with respect to any such resignation.

13.         The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

APPENDIX D

AUDIT REVIEW COMMITTEE CHARTER
(as adopted March 2, 2007)

Source of Authority:

NASDAQ or NYSE listing rules, as applicable

DGCL Sec. 141(c)

Bylaw 19

Board and Audit Review Committee Resolutions—March 6, 2003, February 13, 2004, August 17, 2005, and March 2, 2007

PURPOSE:

The primary functions of the Audit Review Committee (the “Committee”) are to (a) assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to (i) the accounting, reporting and financial practices of Washington Group International, Inc. (the “Company”), including the integrity of the financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the outside auditor’s qualifications and independence, and (iv) the performance of the outside auditors and the Company’s internal audit function; and (b) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement.

MEMBERSHIP AND PROCEDURES:

Membership and Appointment

The Committee shall be comprised of three (3) or more independent directors, or such other number as shall be determined from time to time by the Board based on recommendations from the Committee, if any.

The Committee shall provide for the orientation of new Committee members and the continuing education of existing Committee members.

Qualifications

1.                Each Committee member shall be financially literate and shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand a balance sheet, an income statement and a cash flow statement. The Board shall determine whether, in its business judgment, each director meets the financial literacy requirement.

2.                No Committee member shall have participated in the preparation of the financial statements of the Company at any time during the three years prior to the proposed appointment of such member of the Committee.

3.                At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The designation of the financial expert shall not (a) impose any duties, obligations or liability greater than the duties, obligations and liability imposed on any other member of the Committee or Board, or (b) affect the duties, obligations or liability of any other member of the Committee or Board. More than one director may be designated as a financial expert.

4.                Each member of the Committee shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining independence, the Board shall observe the requirements of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and any listing requirements of any exchange upon which the Company’s securities are listed.

Removal

The entire Committee or any individual Committee members may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Committee Chairperson shall, in consultation with the other members of the Committee, the Company’s outside auditor and appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing the agenda for the meetings and supervising the conduct of the meetings. The chairpersonship of the Committee may rotate as the Committee deems appropriate.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolution of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all of the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

Compensation

Each Committee member shall receive as compensation from the Company only director’s fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board committee). Compensation of Committee members shall be determined by the Board.

Authority to Retain Advisors

The Committee has the authority to retain outside counsel or other advisors as it deems necessary to assist in the performance of its duties. The Committee has the sole authority to approve related fees and retention terms.

Meetings

The Committee shall meet at least four (4) times annually in person, or more frequently, as circumstances dictate. Other meetings may be telephonic. The Committee will meet with management, the outside auditor, internal auditor, and others in separate private sessions to discuss any matter that the Committee, management, the outside auditor, internal auditor, or such others believe should be discussed privately.

RESPONSIBILITIES AND DUTIES:

The following shall be the common recurring responsibilities and duties of the Committee in carrying out its functions. These responsibilities and duties are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.                Outside Auditor:  The Committee is directly responsible for oversight of the work of the outside auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee has the sole authority and responsibility to select, evaluate, determine compensation for, and, where appropriate, replace the outside auditor. The Committee is also directly responsible for the resolution of any disagreements between management and the outside auditor regarding financial reporting. The Committee shall, at least annually, review and evaluate the lead partner of the outside auditor and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit team.

2.                Independence of Outside Auditor:  At least annually, review and discuss the information provided by management and the outside auditor relating to the independence of the outside auditor including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditor and the formal written statement provided by the outside auditor delineating all relationships between the auditor and the Company in accordance with Independence Standards Board Standard No. 1, as it may be modified or supplemented. Actively engage in dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. Take appropriate action in response to the outside auditor’s report to ensure the outside auditor’s independence.

3.                Committee Charter:  Review and update this Charter at least annually, or more frequently, as circumstances dictate. Recommend to the full Board that it adopt the Committee’s Charter. Conduct and review with the Board annually an evaluation of the Committee’s performance with respect to the requirements of the Charter.

4.                Financial Statements:  Prior to public release, review and discuss with the appropriate officers of the Company and the outside auditor the annual audited and quarterly unaudited financial statements of the Company, including (a) the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and (b) the disclosures regarding internal controls and other matters required to be reported to the Committee by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

5.                Audit and Non-Audit Services:  Pre-approve all engagement fees, terms and services and all non-audit engagements with the Company’s outside auditor.

6.                External Audit Plans:  Review and discuss with the outside auditor its plans for, and the scope of, its annual audit and other examinations.

7.                Conduct of Audit:  Review and discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, relating to the conduct of the audit as well as any audit problems or difficulties and management’s response. Discuss similar matters relating to interim reviews of financial statements with management and the outside auditor. Decide all unresolved disagreements between management and the outside auditor regarding financial reporting.

8.                External Audit Results:  Review and discuss with the outside auditor its annual audit report, the accompanying management letter, if any, the reports of its reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100, and the reports of the results of such other examinations outside the course of the outside auditor’s normal audit procedures that the outside auditor may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and, as appropriate, (a) a review of major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) a review of analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternate GAAP methods on the financial statements; and (c) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

9.                Internal Audit Plans:  Review and discuss with the senior internal audit executive and appropriate members of the internal audit staff the Company’s plans for, and the scope of, its ongoing internal audit activities.

10.         Internal Audit Reports:  Review and discuss with the senior internal audit executive the regular internal reports to management prepared by the internal auditing department along with management’s response to such reports.

11.         Systems of Disclosure Controls and Internal Accounting Controls:  Review and discuss with the outside auditor, the senior internal audit executive, the General Counsel, the Chairperson of the Company’s Disclosure Committee, and other members of management or their respective staffs, as deemed appropriate by the Committee Chairperson, the adequacy of the Company’s disclosure controls and internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel and the Company’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

12.         Exchange Act:  Obtain assurance from the outside auditor that Section 10A of the Exchange Act has not been implicated.

13.         Procedures for Complaints:  Establish procedures for receiving, retaining and handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

14.         Other Matters:  Review and discuss such other matters relating to the accounting, auditing and financial reporting practices and  procedures of the Company as the Committee may, in its sole discretion, deem appropriate in connection with the review functions described above.

15.         Board Reports:  Report its activities regularly to the Board in such manner and at such times as it deems appropriate, but in no event less than once a year. The report shall include the Committee’s conclusion with respect to its evaluation of the outside auditor.

16.         Annual Report:  Prepare, with assistance of management, the outside auditor and legal counsel, an annual report relating to the Company’s annual meeting of stockholders that complies with the requirements of all applicable federal securities laws for inclusion in the Company’s proxy or information statement.

17.         Risk Assessment:  Review and approve risk assessments for development of the internal audit plan, financial reporting, and fraud.

18.         Funding:  Determine appropriate funding for payment of (a) compensation to the Company’s outside auditor engaged for the purpose of preparing and issuing an audit report or related work or performing other audit review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

19.         Set Hiring Policies:  The Committee shall set hiring policies for employees or former employees of the outside auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

20.         Review and Discuss Earnings Press Release:  The Committee shall review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

21.         Oversight of Legal and Regulatory Compliance:  The Committee shall periodically obtain reports from management, the Company’s senior internal auditing executive and the outside auditor with respect to the Company’s and its subsidiary/foreign affiliated entities’ compliance with applicable legal requirements. The Committee shall report to the Board on these matters.

22.         Additional Functions:  The Committee shall perform, and shall have the resources and authority to perform, such additional functions as may be required to be performed by it pursuant to the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder by the SEC and the listing standards of any exchange upon which the Company’s securities are listed.

APPENDIX E

COMPENSATION COMMITTEE CHARTER
(as adopted March 2,2007)

Source of Authority:

NASDAQ or NYSE listing rules, as applicable

DGCL Sec. 141(c)

Bylaw 19

Board and Compensation Committee Resolutions—March 6, 2003, August 17, 2005, August 18, 2006, and March 2, 2007

PURPOSE:

The purpose of the Compensation Committee (the “Committee”) shall be to (i) develop and recommend to the Board of Directors (the “Board”) the Company’s executive compensation program, (ii) establish compensation of the Company’s executive officers, (iii) in accordance with federal securities laws, prepare an annual report on executive compensation for inclusion in the proxy statement relating to the Company’s annual meeting of stockholders, and (iv) review and evaluate, at least annually, the performance of the CEO.

MEMBERSHIP AND PROCEDURES:

Membership and Appointment

The Committee shall be comprised of three (3) or more independent directors, or such other number as shall be determined from time to time by the Board based on recommendations from the Nominating and Governance Committee or the Compensation Committee, if any.

Removal

The entire Committee or any individual Committee members may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

Meetings

Except as otherwise provided by this charter, the Committee shall conduct its business as provided in the Company’s Bylaws. Any individual whose performance or compensation is to be discussed at the Committee meeting should not attend such meeting unless specifically invited by the Committee.

Independence

Each member shall be “independent” as determined by the Board within the meaning of any applicable law or regulation or any listing standard or rule established by any exchange upon which the Company’s securities are listed and applicable to the Committee. Also, each member shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and shall be a “non-employee director” for purposes of Rule 16b-3 of the Securities and Exchange Commission and shall not be a party to any interlocking arrangement that would need to be disclosed in the Company’s proxy statement.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolution of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

Compensation

Each Committee member shall receive as compensation from the Company only director’s fees (which include all forms of compensation paid to directors of the Company for service as a director or member of a Board committee). Compensation of Committee members shall be determined by the Board.

Authority to Retain Advisors

The Committee has the authority to retain outside counsel or other advisors as it deems necessary to assist in the performance of its duties. The Committee has the sole authority to approve related fees and retention terms.

Evaluation

The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board.

RESPONSIBILITIES AND DUTIES

The following shall be the common recurring responsibilities and duties of the Committee in carrying out its functions. These responsibilities and duties are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.                To develop and recommend to the Board the Company’s compensation policy.

2.                To develop and recommend to the Board a non-employee director stock-based compensation program.

3.                To develop and recommend to the Board non-employee director compensation in relation to other comparable companies and in light of such factors the Company deems appropriate.

4.                To review and evaluate, at least annually, the performance of the Chief Executive Officer, to  approve the cash and equity-based compensation of the Chief Executive Officer, and to report such cash and equity-based compensation to the Board. Nothing in this Charter shall be construed as precluding discussion of Chief Executive Officer compensation and  performance with the Board generally.

5.                To approve grants of equity-based compensation to employees. The Committee will also oversee the individuals and committees responsible for administering equity-based compensation plans and monitor compliance with plan provisions and applicable law.

6.                To review and approve, at least annually, corporate goals and objectives relating to the compensation of the executive officers of the Company. The Committee will evaluate the performances of the executive officers in light of the corporate goals and objectives and set such executive officers’ compensation based on those evaluations and other such factors as it deems appropriate.

7.                To prepare and approve a budget for annual salary increases for the employees and executive officers of the Company.

8.                Review and approve any proposed employment agreement with, and any proposed severance or retention plans or agreements applicable to, any executive officer of the Company. Review and approve any severance or other termination payments to be made to any executive officer of the Company.

9.                The Committee shall report its activities to the Board at least annually and in such manner and at such times as the Committee or the Board deems appropriate.

10.         With the assistance of management and any outside advisors the Committee deems appropriate, (a) review and discuss with management the Company’s disclosures under “Compensation Discussion and Analysis,” and based on this review, make a recommendation as to whether to include it in the Company’s annual report on Form 10-K and/or proxy statement relating to the Company’s annual meeting of stockholders, and (b) prepare a Compensation Committee Report for inclusion in the Company’s proxy statement.

11.         The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

APPENDIX F

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WASHINGTON GROUP INTERNATIONAL, INC.

ARTICLE I

The name of the corporation is Washington Group International, Inc. (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of the Company’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

Section 1.   Authorized Capital Stock.   The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is One Hundred Ten Million shares (110,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share, and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share.

Section 2.   Preferred Stock.   The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, the relative powers, preferences, and rights, and any qualifications, limitations, or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)    the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b)   the voting powers, if any, and whether such voting powers are full or limited in such series;

(c)    the redemption provisions, if any, applicable to such series, including, without limitation, the redemption price or prices to be paid;

(d)   whether dividends, if any, will be cumulative or non-cumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e)    the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f)    the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

(g)    the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

(h)   the provisions, if any, of a sinking fund applicable to such series; and

(i)    any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Section 3.   Common Stock.   Except as may otherwise be provided in a Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

ARTICLE V

The Board may make, amend, and repeal the Bylaws of the Company (the “Bylaws”). Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary,  Bylaws 1, 3, 8, 10, 11, 12, 13, and 36 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article V.

ARTICLE VI

Subject to the rights of the holders of any series of Preferred Stock:

(a)    any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders, other than any such action taken for any purpose prescribed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder or by Item 201(d) of Regulation S-K of the Securities and Exchange Commission, as amended, which may be effected by such a consent in writing; and

(b)   special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the “Chairman”), (ii) the President of the Company (the “President”), (iii) the Secretary of the Company (the “Secretary”) within 10 calendar days after receipt of the written request of a majority of the total number of directors that the Company would have if there were no vacancies (the “Whole Board”), or (iv) the holders of at least a majority of the Voting Stock.

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article VI.

ARTICLE VII

Section 1.   Number, Election, and Terms of Directors.   Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the number of directors of the Company will not be less than three nor more than eleven and will be fixed from time to time in the manner described in the Bylaws. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, directors may be elected by the stockholders only at an annual meeting of stockholders. Directors shall be elected ~~by a plurality vote of all votes cast at such annual meeting of the stockholders~~ for a one-year term expiring at the next succeeding annual meeting of the stockholders. Each director will hold office until his or her successor is elected and qualified. Election of directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 2.   Nomination of Director Candidates.   Advance notice of stockholder nominations for the election of directors must be given in the manner provided in the Bylaws.

Section 3.   Newly Created Directorships and Vacancies.   Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

Section 4.   Removal.   Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office by the stockholders only for cause and only in the manner provided in this Article VII, Section   At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, may remove such director or directors for cause.

Section 5.   Amendment, Repeal, Etc.   Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article VII.

ARTICLE VIII

To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Article VIII will not adversely affect any right or protection of a director of the Company existing prior to such repeal or modification.

ARTICLE IX

Section 1.   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another company or of a partnership, joint venture, trust, or other enterprise, including, without limitation, service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board; and provided further, however, the indemnification rights granted in this Section 1 are subject to the limitations set forth in Section 5.18 of the Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al., dated July 24, 2001, as modified and confirmed on December 21, 2001 (the “Plan”) for actions or events occurring prior to the Petition Date, as that term is defined in the Plan.

Section 2.   Right to Advancement of Expenses.   The right to indemnification conferred in Section 1 of this Article IX shall include the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article IX shall be contract rights, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

Section 3.   Right of Indemnitee to Bring Suit.   If a claim under Section 1 or 2 of this Article IX is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including, without limitation, its Board, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including, without limitation, its Board, independent legal counsel, or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article IX or otherwise shall be on the Company.

Section 4.   Non-Exclusivity of Rights.   The rights to indemnification and to the Advancement of Expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

Section 5.   Insurance.   The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

Section 6.   Indemnification of Employees and Agents of the Company.   The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article IX with respect to the indemnification and Advancement of Expenses of directors and officers of the Company; provided, however, the indemnification rights granted in this Section 6 are subject to the limitations set forth in Section 5.18 of the Plan for actions or events occurring prior to the Petition Date, as that term is defined in the Plan.

Section 7.   Issuance of Capital Stock.   The Company will not issue nonvoting capital stock to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”); provided, however, that this Section 7: (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (b) will have such force and effect only for so long as such Section is in effect and applicable to the Company; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

Section 8.   Approval of Purchases of Common Stock by Mr. Dennis Washington.   Notwithstanding anything contained in this Certificate of Incorporation or the Bylaws to the contrary, to the fullest extent permitted by the Delaware General Corporation Law and any other applicable law currently or hereafter in effect, the accumulation by Mr. Dennis Washington directly, or indirectly through his affiliates and associates, of up to but not more than 40% (assuming full exercise of the options granted pursuant to the Company’s Second Amended Joint Plan of Reorganization, as modified) of issued and outstanding shares of Common Stock on a fully diluted basis, is authorized.

*  *  *  *  *  *

Annual Meeting of Stockholders

Friday, May 18, 2007

WASHINGTON GROUP INTERNATIONAL, INC.
720 Park Boulevard
Boise, ID 83712

WASHINGTON GROUP INTERNATIONAL, INC.

720 Park Boulevard

Boise, ID 83712

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 18, 2007.

The undersigned hereby appoints Stephen G. Hanks, George H. Juetten and Craig G. Taylor as Proxies, and each of them acting in the absence of the others, with full power of substitution, and hereby authorizes them to present and to vote, as designated on the reverse side, all of the shares of common stock of Washington Group International, Inc. held on record by the undersigned on March 21, 2007, at the annual meeting of shareholders to be held on May 18, 2007, or any adjournment thereof.

To change your address, please mark this box and indicate new address on the lines below:	☐

(Change of address)

WASHINGTON GROUP INTERNATIONAL
P.O. BOX 11444
NEW YORK, N.Y. 10203-0444

(Continued, and to be executed and dated on the other side.)

☐	t DETACH PROXY CARD HERE t

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.
The Board of Directors Recommends a Vote AGAINST Items 4

1.	ELECTION OF ELEVEN DIRECTORS							FOR	AGAINST	ABSTAIN
	FOR ALL	☐	WITHHOLD FROM ALL	☐	EXCEPTIONS	☐	2. Proposal to ratify the Audit Review Committee’s appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐

Nominees: 01 John R. Alm, 02 David H. Batchelder, 03 Michael R. D’Appolonia,

04 C. Scott Greer, 05 Gail E. Hamilton, 06 Stephen G. Hanks,
07 William H. Mallender, 08 Michael P. Monaco, 09 Cordell Reed
10 Dennis R. Washington, 11 Dennis K. Williams

							3. Proposal to approve an amendment to the certificate of incorporation to allow for election of directors by majority vote	☐	☐	☐

							4. Stockholder proposal to request that the Board of Directors take steps necessary to provide for cumulative voting in the election of directors	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)							5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

*Exceptions: ______________________________________________________							THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

      S C A N  L I N E

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

__________________________________ _________________________________
Date Share Owner sign here Co-Owner sign here